Exhibit 4.3

SECURITY AGREEMENT

This SECURITY AGREEMENT (this “Agreement”), dated as of February 5, 2013, is made by and among (i) CHIQUITA BRANDS INTERNATIONAL, INC., a New Jersey corporation (“CBII”), (ii) CHIQUITA BRANDS L.L.C., a Delaware limited liability company (“CBLLC”, and together with CBII, the “Issuers”), (iii) THE GUARANTORS LISTED ON THE SIGNATURE PAGES HERETO (the “Original Guarantors”, and those additional entities that hereafter become parties hereto by executing the form of Joinder attached hereto as Annex 1, such entities, the “Additional Guarantors”, and together with the Original Guarantors, the “Guarantors”, and together with the Issuers, the “Grantors” and each, a “Grantor”), and (iv) WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (“Wells Fargo”), in its capacity as agent for the Noteholders (as defined below) and for the other Secured Parties (as defined below) (in such capacity, together with its successors and assigns in such capacity, the “Collateral Agent”).
W I T N E S S E T H:
WHEREAS, the Issuers, the Guarantors, the Collateral Agent and Wells Fargo, in its capacity as trustee (together, with any successors and assigns, in such capacity, the “Trustee”), on behalf of the holders of the Notes and the holders of any Additional Notes (each as defined below) (collectively, the “Noteholders”), have, in connection with the execution and delivery of this Agreement, entered into that certain Indenture, dated as of February 5, 2013 (as amended, amended and restated, restated, supplemented or otherwise modified from time to time, the “Indenture”), pursuant to which the Issuers have issued or will issue $425,000,000 principal amount of 7.875% senior secured notes due 2021 (the “Initial Notes”);
WHEREAS, pursuant to the Indenture, each Guarantor party hereto has unconditionally and irrevocably guaranteed, as primary obligor and not merely as surety, to the Trustee, for the benefit of the Secured Parties (as defined below) the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Notes Obligations;

WHEREAS, the Trustee has been appointed to serve as Collateral Agent under the Indenture and, in such capacity, to enter into this Agreement;

WHEREAS, following the date hereof, if not prohibited by the Indenture, the Grantors may incur Permitted Additional Pari Passu Obligations (including Additional Notes (as defined in the Indenture)) which are secured equally and ratably with the Notes Obligations in accordance with Section 39 of this Agreement;
WHEREAS, the Issuers and the Guarantors will receive substantial benefits from the execution, delivery and performance of the obligations under the Indenture, the Notes and any Permitted Additional Pari Passu Lien Agreement and each is, therefore, willing to enter into this Agreement;

WHEREAS, each Grantor is or, as to any Collateral (as hereinafter defined) acquired by such Grantor after the date hereof, will be the legal and/or beneficial owner of the Collateral pledged by it hereunder; and

WHEREAS, this Agreement is given by each Grantor in favor of the Collateral Agent for the benefit of the Secured Parties to secure the payment and performance in full when due of the Secured Obligations;
A G R E E M E N T:
NOW, THEREFORE, for and in consideration of the recitals made above and other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:
1.Definitions; Construction.
(a)    All initially capitalized terms used herein (including in the preamble and recitals hereof) without definition shall have the meanings ascribed thereto in the Indenture. Any terms (whether capitalized or lower case) used in this Agreement that are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein or in the Indenture; provided that to the extent that the Code is used to define any term used herein and if such term is defined differently in different Articles of the Code, the definition of such term contained in Article 9 of the Code shall govern. In addition to those terms defined elsewhere in this Agreement, as used in this Agreement, the following terms shall have the following meanings:
(i)    “ABL Agent” has the meaning specified therefor in the Intercreditor Agreement.
(ii)    “ABL Credit Agreement” means that certain Credit Agreement, dated as of the date hereof, among the Issuers and the Guarantors, as borrowers, the lenders party thereto, and the ABL Agent, as administrative agent, as the same may be amended, supplemented, modified or refinanced from time to time.
(iii)    “ABL Documents” has the meaning specified therefor in the Intercreditor Agreement.
(iv)    “ABL Obligations” has the meaning specified therefor in the Intercreditor Agreement.
(v)    “ABL Priority Collateral” the meaning specified therefor in the Intercreditor Agreement.
(vi)    “Account” means an account (as that term is defined in Article 9 of the Code).
(vii)    “Account Debtor” means an account debtor (as that term is defined in the Code).
(viii)    “Activation Instruction” has the meaning specified therefor in Section 7(k).
(ix)    “Additional Guarantors” has the meaning specified therefor in the preamble to this Agreement.

(x)    “Additional Notes” has the meaning specified therefor in the Intercreditor Agreement.
(xi)    “Additional Pari Passu Agent” means the Person appointed to act as trustee, agent or representative for any holder of Permitted Additional Pari Passu Obligations pursuant to any Permitted Additional Pari Passu Lien Agreement and designated as “Additional Pari Passu Agent” for such holder in an Additional Pari Passu Joinder Agreement delivered to the Collateral Agent pursuant to Section 39, together with its successors and assigns in such capacity.
(xii)    “Additional Pari Passu Joinder Agreement” means an agreement substantially in the form of Exhibit E hereto.
(xiii)     “Agreement” has the meaning specified therefor in the preamble to this Agreement.
(xiv)     “Books” means books and records (including each Grantor’s Records indicating, summarizing, or evidencing such Grantor’s assets (including the Collateral) or liabilities, each Grantor’s Records relating to such Grantor’s business operations or financial condition, and each Grantor’s goods or General Intangibles related to such information).
(xv)    “CBII” has the meaning specified therefor in the preamble to this Agreement.
(xvi)    “CBLLC” has the meaning specified therefor in the preamble to this Agreement.
(xvii)     “CFC” means a controlled foreign corporation (as that term is defined in the IRC).
(xviii)    “Chattel Paper” means chattel paper (as that term is defined in the Code), and includes tangible chattel paper and electronic chattel paper.
(xix)    “Code” means the Uniform Commercial Code, as in effect in the State of New York, from time to time; provided, however, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, priority, or remedies with respect to Collateral Agent’s Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies.
(xx)    “Collateral” has the meaning specified therefor in Section 3; provided that any reference to Collateral in Sections 11 through 16 and 33, and in each Additional Pari Passu Joinder Agreement, shall also refer to each Mortgaged Property.
(xxi)    “Collateral Account” has the meaning specified therefor in the Indenture.
(xxii)    “Collateral Agent” has the meaning specified therefor in the preamble to this Agreement.

(xxiii)    “Commercial Tort Claims” means commercial tort claims (as that term is defined in the Code), and includes those commercial tort claims listed on Schedule 1.
(xxiv)    “Control Agreement” means a control agreement, in form and substance reasonably satisfactory to Collateral Agent, executed and delivered by an Issuer, Collateral Agent, the applicable securities intermediary (with respect to a Securities Account) or bank (with respect to a Deposit Account), and, except in the case of the Collateral Account, the ABL Agent.
(xxv)    “Controlled Account” has the meaning specified therefor in Section 7(k).
(xxvi)    “Controlled Account Bank” has the meaning specified therefor in Section 7(k).
(xxvii)    “Copyrights” means any and all rights in any works of authorship, including (A) copyrights and moral rights, (B) copyright registrations and recordings thereof and all applications in connection therewith including those listed on Schedule 2, (C) income, license fees, royalties, damages, and payments now and hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and payments for past, present, or future infringements thereof, (D) the right to sue for past, present, and future infringements thereof, and (E) all of each Grantor’s rights corresponding thereto throughout the world.
(xxviii)    “Copyright Security Agreement” means each Copyright Security Agreement executed and delivered by Grantors, or any of them, and Collateral Agent, in substantially the form of Exhibit A.
(xxix)    “Deposit Account” means a deposit account (as that term is defined in the Code).
(xxx)    “Equipment” means equipment (as that term is defined in the Code).
(xxxi)    “Equity Interest” means, with respect to a Person, all of the shares, options, warrants, interests, participations, or other equivalents (regardless of how designated) of or in such Person, whether voting or nonvoting, including capital stock (or other ownership or profit interests or units), preferred stock, or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act.
(xxxii)    “Event of Default” has the meaning specified therefor in the Indenture.
(xxxiii)    “Exchange Notes” has the meaning specified therefor in the Indenture.
(xxxiv)    “Excluded Property” means the following
(A)    assets of any Grantor located outside the United States to the extent a Lien on such assets cannot be perfected by the filing of financing statements under the

Code in the jurisdictions of organization of the Grantors (but excepting from such exclusion certain Intellectual Property located outside the United States);
(B)    assets subject to Liens pursuant to clause (2), (3), (4), (6) or (24) (as it relates to any of the foregoing) of the definition of “Permitted Liens” set forth in the Indenture to the extent the documentation relating to such Liens prohibit such assets from being Collateral and only for so long as such Liens remain outstanding;
(C)    (x) the voting Equity Interests of any CFC, solely to the extent that such Equity Interests represent more than 65% of the outstanding voting Equity Interests of such CFC (which pledge, if reasonably requested by Collateral Agent, shall be governed by the laws of the jurisdiction of such Subsidiary), (y) the Equity Interests of any Subsidiary of a CFC, and (z) any capital stock of a Person that is not a Subsidiary of an Issuer to the extent that a pledge of such capital stock is prohibited by such Person’s organizational documents or any shareholders agreement or joint venture agreement relating to such capital stock;
(D)    any owned real property with an individual Fair Market Value (measured as of the date hereof, if owned as of the date hereof, or at the time of acquisition thereof, if acquired after the date hereof) not in excess of $2.0 million, and all of the Grantors’ right, title and interest in any leasehold or other non-fee simple interest in any real property (whether owned as of the date hereof or acquired after the date hereof) (but excepting from this exclusion the leasehold interest in the Morrow, Georgia Facility);
(E)    aircraft, motor vehicles and other assets subject to certificates of title to the extent that a Lien therein cannot be perfected by the filing of financing statements under the Code in the jurisdictions of organization of the Grantors;
(F)    any property to the extent that the grant of a security interest therein would violate applicable law, require a consent not obtained of any governmental authority, or constitute a breach of or default under, or result in the termination of or require a consent not obtained under, any contract, lease, license or other agreement evidencing or giving rise to such property, or result in the invalidation thereof or provide any party thereto with a right of termination;
(G)    any Equity Interests in any Subsidiary of CBII in excess of the maximum amount of such capital stock or securities that could be included in the Collateral without creating a requirement pursuant to Rule 3-16 of Regulation S-X under the Securities Act for separate financial statements of such Subsidiary to be included in filings by CBII with the SEC;
(H)     (x) Deposit Accounts, the balance of which consists exclusively of withheld income taxes, employment taxes, or amounts required to be paid over to certain employee benefit plans, and (y) segregated deposit accounts constituting and the balance of which consists solely of funds set aside in connection with tax, payroll and trust accounts;
(I)    any United States intent-to-use Trademark applications if the grant of a security interest therein would result in the invalidation of the Grantor’s interest therein; and

(J)    proceeds and products of any and all of the foregoing excluded assets described in clauses (A) through (I) above only to the extent such proceeds and products would constitute property or assets of the type described in clauses (A) through (I) above.
(xxxv)    “Fair Market Value” has the meaning specified therefor in the Indenture.
(xxxvi)    “Farm Products” means farm products (as that term is defined in the Code).
(xxxvii)    “Fixtures” means fixtures (as that term is defined in the Code).
(xxxviii)    “Foreclosed Grantor” has the meaning specified therefor in Section 2(i)(iii).
(xxxix)    “Foreign IP Lien Documents” has the meaning specified therefor in Section 6(i).
(xl)    “Foreign IP Releases” means releases of all Liens and Security Interests, granted pursuant to that certain Amended and Restated Credit Agreement dated as of July 26, 2011, as amended, by and among CBII, CBLLC, each of the banks, financial institutions and other lenders party thereto, and Coöperatieve Centrale Raiffeisen - Boerenleenbank B.A., "Rabobank Nederland", New York Branch, as Administrative Agent, Swing Line Lender and an L/C Issuer (the “Existing Credit Facility”) with respect to certain of the Non-United States Trademarks set forth on Schedule 6.
(xli)     “General Intangibles” means general intangibles (as that term is defined in the Code), and includes payment intangibles, software, contract rights, rights to payment, rights under Hedge Agreements (including the right to receive payment on account of the termination (voluntarily or involuntarily) of such Hedge Agreements), rights arising under common law, statutes, or regulations, choses or things in action, goodwill, Intellectual Property, Intellectual Property Licenses, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, including Intellectual Property Licenses, infringement claims, pension plan refunds, pension plan refund claims, insurance premium rebates, tax refunds, and tax refund claims, interests in a partnership or limited liability company which do not constitute a security under Article 8 of the Code, and any other personal property other than Commercial Tort Claims, money, Accounts, Chattel Paper, Deposit Accounts, goods, Investment Property, Negotiable Collateral, and oil, gas, or other minerals before extraction.
(xlii)    “Grantor” and “Grantors” have the respective meanings specified therefor in the preamble to this Agreement.
(xliii)    “Guarantors” has the meaning specified therefor in the preamble to this Agreement.
(xliv)    “Indenture” has the meaning specified therefor in the recitals to this Agreement.

(xlv)     “Insolvency Proceeding” means “Insolvency or Liquidation Proceeding” as defined in the Indenture.
(xlvi)    “Intellectual Property” means any and all Patents, Copyrights, Trademarks, trade secrets, know-how, inventions (whether or not patentable), algorithms, software programs (including source code and object code), processes, product designs, industrial designs, blueprints, drawings, data, customer lists, URLs and domain names, specifications, documentations, reports, catalogs, literature, and any other forms of technology or proprietary information of any kind, including all rights therein and all applications for registration or registrations thereof.
(xlvii)    “Intellectual Property Licenses” means, with respect to any Person (the “Specified Party”), (A) any licenses or other similar rights provided to the Specified Party in or with respect to Intellectual Property owned or controlled by any other Person, and (B) any licenses or other similar rights provided by the Specified Party to any other Person in or with respect to Intellectual Property owned or controlled by the Specified Party, in each case, including (x) any software license agreements (other than license agreements for commercially available off-the-shelf software that is generally available to the public which have been licensed to a Grantor pursuant to end-user licenses), (y) the license agreements listed on Schedule 3, and (z) the right to use any of the licenses or other similar rights described in this definition in connection with the enforcement of the Noteholders’ rights under the Note Documents.
(xlviii)    “Intellectual Property Security Agreements” means each Copyright Security Agreement, each Patent Security Agreement and each Trademark Security Agreement.
(xlix)    “Intercreditor Agreement” means the Intercreditor Agreement, dated as of February 5, 2013, made by and among the ABL Agent, the Collateral Agent and the Grantors party thereto, as amended, modified, restated, supplemented or replaced from time to time.
(l)    “Inventory” means inventory (as that term is defined in the Code).
(li)    “Investment Property” means (A) any and all investment property (as that term is defined in the Code), and (B) any and all of the following (regardless of whether classified as investment property under the Code): all Pledged Interests, Pledged Operating Agreements, and Pledged Partnership Agreements.
(lii)    “IRC” means the Internal Revenue Code of 1986, as amended, and any successor statutes, and all regulations and guidance promulgated thereunder. Any reference to a specific section of the IRC shall be deemed to be a reference to such section of the IRC and any successor statutes, and all regulations and guidance promulgated thereunder.
(liii)    “Issue Date” has the meaning specified therefor in the Indenture.
(liv)    “Issuers” has the meaning specified therefor in the preamble to this Agreement.
(lv)    “Joinder” means each Joinder to this Agreement executed and delivered by Collateral Agent and each of the other parties listed on the signature pages thereto, in substantially the form of Annex 1.

(lvi)    “Material Adverse Effect” means (a) an effect on the business, operations, assets, liabilities or financial condition of CBII and its Subsidiaries, taken as a whole, or the Collateral, which in either case would materially and adversely affect the ability of CBII and its Subsidiaries, taken as a whole, to perform their payment obligations under the Note Documents, or (b) a material adverse effect on the rights and remedies of the Collateral Agent or any Secured Party thereunder.
(lvii)    “Mortgage” means an agreement, including, but not limited to, a mortgage, deed of trust or any other document creating and evidencing a Lien on a Mortgaged Property in favor of or for the benefit of the Collateral Agent, which shall be in form which is effective to create a Lien in such Mortgaged Property in favor of the Collateral Agent to secure the Secured Obligations that is enforceable against the applicable Grantor and third parties, in each case, with such schedules and including such provisions as shall be necessary or desirable to conform such document to applicable local law requirements or as shall be customary under applicable local law requirements.
(lviii)    “Mortgaged Property” means Real Property, if any, which shall be subject to a Mortgage delivered after the Issue Date pursuant to Section 7(i) and/or Section 8.
(lix)    “Negotiable Collateral” means letters of credit, letter-of-credit rights, instruments, promissory notes, drafts and documents (as each such term is defined in the Code).
(lx)    “Non-United States Trademarks” means the Trademarks that are set forth on Schedule 6 hereto that are registered or applied for outside the United States.
(lxi)    “Note Documents” means the Notes, the Indenture, the Guarantees, the Registration Rights Agreement, the Security Documents, the Intercreditor Agreement and any Additional Notes to the extent constituting Permitted Additional Pari Passu Obligations.
(lxii)     “Noteholder Priority Collateral” has the meaning specified therefor in the Intercreditor Agreement.
(lxiii)    “Noteholders” has the meaning specified therefor in the recitals to this Agreement.
(lxiv)    “Notes” means any “Note” authenticated and delivered under the Indenture, including the Initial Notes, Exchange Notes and any Additional Notes.
(lxv)    “Notes Obligations” has the meaning specified thereof in the definition of “Secured Obligations.”
(lxvi)     “Original Guarantors” has the meaning specified therefor in the preamble to this Agreement.
(lxvii)     “Patents” means patents and patent applications, including (A) the patents and patent applications listed on Schedule 4, (B) all continuations, divisionals, continuations-in-part, re-examinations, reissues, and renewals thereof and improvements thereon, (C) all income, royalties, damages and payments now and hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and payments for past, present, or future infringements thereof, (D) the right to sue for past, present, and future infringements thereof, and (E) all of each Grantor’s rights corresponding thereto throughout the world.
(lxviii)    “Patent Security Agreement” means each Patent Security Agreement executed and delivered by Grantors, or any of them, and Collateral Agent, in substantially the form of Exhibit B.
(lxix)    “Permitted Additional Pari Passu Lien Agreement” means an indenture, credit agreement or other agreement under which any Permitted Additional Pari Passu Obligations (other than Additional Notes) are incurred and any notes or other instruments representing such Permitted Additional Pari Passu Obligations, as the same may be amended, restated, supplemented or otherwise modified from time to time.
(lxx)    “Permitted Additional Pari Passu Obligations” has the meaning specified therefor in the Indenture.
(lxxi)    “Pledged Companies” means each Person listed on Schedule 5 as a “Pledged Company”, together with each other Person, all or a portion of whose Equity Interests are acquired by a Grantor or otherwise become owned by a Grantor as a result of the formation of such Person as a direct Subsidiary of such Grantor after the Issue Date; provided, that no Person shall be required to become a Pledged Company if the provision of such a pledge would result in material adverse tax consequences to the Grantors, or if the costs to the Grantors of providing such a pledge would be unreasonably excessive (as reasonably determined by Grantors) compared to the benefits to the Secured Parties of the security afforded thereby.
(lxxii)    “Pledged Interests” means all of each Grantor’s right, title and interest in and to all of the Equity Interests now owned or hereafter acquired by such Grantor, regardless of class or designation, in each of the Pledged Companies, and all substitutions therefor and replacements thereof, all proceeds thereof and all rights relating thereto, also including any certificates representing the Equity Interests, the right to receive any certificates representing any of the Equity Interests, all warrants, options, share appreciation rights and other rights, contractual or otherwise, in respect thereof and the right to receive all dividends, distributions of income, profits, surplus, or other compensation by way of income or liquidating distributions, in cash or in kind, and all cash, instruments, and other property from time to time received, receivable, or otherwise distributed in respect of or in addition to, in substitution of, on account of, or in exchange for any or all of the foregoing; provided, that only 65% of the total outstanding voting Equity Interests of any first tier Subsidiary of CBII that is a CFC (and none of the Equity Interests of any Subsidiary of such a CFC) shall be required to be Pledged Interests if pledging a greater amount would result in adverse tax consequences or the costs to the Grantors of providing such pledge being unreasonably excessive (as reasonably determined by the Grantors) in relation to the benefits to the Secured Parties of the security afforded thereby (which pledge shall be governed by the laws of the jurisdiction of such Subsidiary, to the extent requested by the ABL Agent under the terms of the ABL Documents). For the avoidance of doubt, “Pledged Interests” shall not include voting Equity Interests constituting “Excluded Property”.
(lxxiii)    “Pledged Interests Addendum” means a Pledged Interests Addendum substantially in the form of Exhibit C.

(lxxiv)    “Pledged Notes” has the meaning specified therefor in Section 6(m).
(lxxv)    “Pledged Operating Agreements” means all of each Grantor’s rights, powers, and remedies under the limited liability company operating agreements of each of the Pledged Companies that are limited liability companies.
(lxxvi)    “Pledged Partnership Agreements” means all of each Grantor’s rights, powers, and remedies under the partnership agreements of each of the Pledged Companies that are partnerships.
(lxxvii)    “Principal Trademarks” has the meaning specified therefor in Section 7(g)(ii).
(lxxviii)“Proceeds” has the meaning specified therefor in Section 3.
(lxxix)    “PTO” means the United States Patent and Trademark Office.
(lxxx)    “Real Property” means any estates or interests in real property now owned or hereafter acquired by any Grantor.
(lxxxi)    “Record” means information that is inscribed on a tangible medium or which is stored in an electronic or other medium and is retrievable in perceivable form.
(lxxxii)    “Required Secured Parties” means the holders of a majority in aggregate outstanding or committed principal amount of (i) the Notes, and (ii) any Indebtedness constituting Permitted Additional Pari Passu Obligations, voting as a single class, in each case, excluding any Notes Obligations or Permitted Additional Pari Passu Obligations that are required to be disregarded for voting purposes under the Indenture or the applicable Permitted Additional Pari Passu Lien Agreement.
(lxxxiii) “Secured Obligations” means any principal, premium, interest (including any interest, fees and expenses accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and banker’s acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, and any fees or expenses owed, by any Grantor, that are payable or arising, without duplication, under any of (i) the Indenture and the Notes (including, for the avoidance of doubt, any Additional Notes, and provisions in, and amendments and supplements to, the Indenture relating solely to such Additional Notes) or any Note Documents (collectively, the “Notes Obligations”), and (ii) the Permitted Additional Pari Passu Obligations (as defined in the Indenture), including pursuant to any Permitted Additional Pari Passu Lien Agreement and any other documentation relating to the Permitted Additional Pari Passu Obligations incurred thereunder; provided that obligations in respect of Permitted Additional Pari Passu Obligations (other than obligations with respect to Additional Notes) shall not constitute “Secured Obligations” unless the Additional Pari Passu Agent for the holders of such Permitted Additional Pari Passu Obligations has executed and delivered to the Collateral Agent an Additional Pari Passu Joinder Agreement in the form of Exhibit E hereto.

(lxxxiv) “Secured Parties” means the Collateral Agent, Trustee, each Additional Pari Passu Agent, the Noteholders, the holders of any Permitted Additional Pari Passu Obligations, and other holders of Secured Obligations.
(lxxxv)     “Securities Account” means a securities account (as that term is defined in the Code).
(lxxxvi) “Security Interest” has the meaning specified therefor in Section 3.
(lxxxvii) “Security Documents” has the meaning specified therefor in the Indenture.
(lxxxviii) “Supporting Obligations” means supporting obligations (as such term is defined in the Code), and includes letters of credit and guaranties issued in support of Accounts, Chattel Paper, documents, General Intangibles, instruments or Investment Property.
(lxxxix) “Trademarks” means any and all trademarks, trade names, registered trademarks, trademark applications, service marks, registered service marks and service mark applications, including (A) the trade names, registered trademarks, trademark applications, registered service marks and service mark applications listed on Schedule 6, (B) all renewals thereof, (C) all income, royalties, damages and payments now and hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and payments for past or future infringements or dilutions thereof, (D) the right to sue for past, present and future infringements and dilutions thereof, (E) the goodwill of each Grantor’s business symbolized by the foregoing or connected therewith, and (F) all of each Grantor’s rights corresponding thereto throughout the world.
(xc)    “Trademark Security Agreement” means each Trademark Security Agreement executed and delivered by Grantors, or any of them, and Collateral Agent, in substantially the form of Exhibit D.
(xci)    “Trustee” has the meaning specified therefor in the recitals to this Agreement.
(xcii)    “Trust Monies” has the meaning specified therefor in the Indenture.
(xciii)    “USCO” means the United States Copyright Office.
(xciv)    “URL” means “uniform resource locator,” an internet web address.
(xcv)    “VIN” has the meaning specified therefor in Section 6(l).
(b)    Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms “includes” and “including” are not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Agreement to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein or in the Indenture). The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties. Any reference herein to the satisfaction, repayment, or payment in full of the Secured Obligations shall mean the “Discharge of Noteholder Obligations,” as defined in the Intercreditor Agreement. Any reference herein to any Person shall be construed to include such Person’s successors and assigns. Any requirement of a writing contained herein shall be satisfied by the transmission of a Record.
(c)    All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.
2.    [Reserved].
3.    Grant of Security. Each Grantor hereby unconditionally grants, assigns, and pledges to Collateral Agent, for the benefit of the Secured Parties, to secure the Secured Obligations, a continuing security interest (hereinafter referred to as the “Security Interest”) in all of such Grantor’s right, title, and interest in and to the following, whether now owned or hereafter acquired or arising and wherever located (the “Collateral”):
(a)    all of such Grantor’s Accounts;
(b)    all of such Grantor’s Books;
(c)    all of such Grantor’s Chattel Paper;
(d)    all of such Grantor’s Commercial Tort Claims;
(e)    all of such Grantor’s Deposit Accounts, the Collateral Account and any Trust Monies;
(f)    all of such Grantor’s Equipment;
(g)    all of such Grantor’s Farm Products;
(h)    all of such Grantor’s Fixtures;
(i)    all of such Grantor’s General Intangibles;
(j)    all of such Grantor’s Inventory;
(k)    all of such Grantor’s Investment Property;
(l)    all of such Grantor’s Intellectual Property and Intellectual Property Licenses;
(m)    all of such Grantor’s Negotiable Collateral (including all of such Grantor’s Pledged Notes);

(n)    all of such Grantor’s Pledged Interests (including all of such Grantor’s Pledged Operating Agreements and Pledged Partnership Agreements);
(o)    all of such Grantor’s Securities Accounts;
(p)    all of such Grantor’s Supporting Obligations;
(q)    all of such Grantor’s money, Cash Equivalents, or other assets of such Grantor that now or hereafter come into the possession, custody, or control of Collateral Agent (or its agent or designee);
(r)    all of such Grantor’s other personal property; and
(s)    all of the proceeds (as such term is defined in the Code) and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance or Commercial Tort Claims covering or relating to any or all of the foregoing, and any and all Accounts, Books, Chattel Paper, Deposit Accounts, Equipment, Fixtures, General Intangibles, Inventory, Investment Property, Intellectual Property, Negotiable Collateral, Pledged Interests, Securities Accounts, Supporting Obligations, money, or other tangible or intangible property resulting from the sale, lease, license, exchange, collection, or other disposition of any of the foregoing, the proceeds of any award in condemnation with respect to any of the foregoing, any rebates or refunds, whether for taxes or otherwise, and all proceeds of any such proceeds, or any portion thereof or interest therein, and the proceeds thereof, and all proceeds of any loss of, damage to, or destruction of the above, whether insured or not insured, and, to the extent not otherwise included, any indemnity, warranty, or guaranty payable by reason of loss or damage to, or otherwise with respect to any of the foregoing (the “Proceeds”). Without limiting the generality of the foregoing, the term “Proceeds” includes whatever is receivable or received when Investment Property or proceeds are sold, exchanged, collected, or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes proceeds of any indemnity or guaranty payable to any Grantor or Collateral Agent from time to time with respect to any of the Investment Property.
Notwithstanding anything contained in this Agreement to the contrary, the term “Collateral” shall not include any Excluded Property; provided, that, (A) the definition of “Excluded Property” shall in no way be construed (1) to apply to the extent that any described prohibition or restriction is ineffective under Section 9-406, 9-407, 9-408, or 9-409 of the Code or other applicable law, or (2) to apply to the extent that any consent or waiver has been obtained that would permit the Collateral Agent’s security interest or lien to attach notwithstanding the prohibition or restriction on the pledge of such contract, lease, permit, license, or agreement, and (B) the definition of “Excluded Property” shall in no way be construed to limit, impair, or otherwise affect any of Collateral Agent’s or any Secured Party’s continuing security interests in and liens upon any rights or interests of any Grantor in or to (1) monies due or to become due under or in connection with any described contract, lease, permit, license, agreement, or Equity Interests (including any Accounts or Equity Interests), or (2) any proceeds from the sale, license, lease, or other dispositions of any such contract, lease, permit, license, agreement, or Equity Interests). For the avoidance of doubt the Security Interest and Lien created hereby in the Collateral are not to be construed as an outright assignment or sale (i.e., an absolute transfer) of any Intellectual Property.

4.     Security for Secured Obligations. The Security Interest created hereby secures the payment and performance of the Secured Obligations, whether now existing or arising hereafter. Without limiting the generality of the foregoing, this Agreement secures the payment of all amounts which constitute part of the Secured Obligations and would be owed by Grantors, or any of them, to Collateral Agent, the Noteholders or any of them, but for the fact that they are unenforceable or not allowable (in whole or in part) as a claim in an Insolvency Proceeding involving any Grantor due to the existence of such Insolvency Proceeding.
5.    Grantors Remain Liable. Anything herein to the contrary notwithstanding, (a) each of the Grantors shall remain liable under the contracts and agreements included in the Collateral, including the Pledged Operating Agreements and the Pledged Partnership Agreements, to perform all of the duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by Collateral Agent or any other Secured Party of any of the rights hereunder shall not release any Grantor from any of its duties or obligations under such contracts and agreements included in the Collateral, and (c) no Secured Party shall have any obligation or liability under such contracts and agreements included in the Collateral by reason of this Agreement, nor shall any Secured Party be obligated to perform any of the obligations or duties of any Grantors thereunder or to take any action to collect or enforce any claim for payment assigned hereunder. Until an Event of Default shall occur and be continuing, except as otherwise provided in the Indenture, this Agreement, or any other Note Document, Grantors shall have the right to possession and enjoyment of the Collateral for the purpose of conducting the ordinary course of their respective businesses, subject to and upon the terms the of the Indenture, this Agreement and the other Note Documents. Without limiting the generality of the foregoing, it is the intention of the parties hereto that record and beneficial ownership of the Pledged Interests, including all voting, consensual, dividend, and distribution rights, shall remain in the applicable Grantor until (i) the occurrence and continuance of an Event of Default and (ii) the Collateral Agent has notified the applicable Grantor of Collateral Agent’s election to exercise such rights with respect to the Pledged Interests pursuant to Section 17.
6.    Representations and Warranties. In order to induce the Collateral Agent to enter into this Agreement for the benefit of the Secured Parties, each Grantor makes the following representations and warranties to the Secured Parties which shall be true, correct, and complete, in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof), as of the Issue Date, and shall be true, correct, and complete, in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof), as of the issue date of any Additional Notes made thereafter, as though made on an as of the issue date of such Additional Notes (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of such earlier date), and except that representations or warranties as to information included in the Schedules hereto shall apply as of the date provided or the date of the most recent supplement, and such representations and warranties shall survive the execution and delivery of this Agreement:
(a)    The name (within the meaning of Section 9-503 of the Code) and jurisdiction of organization of each Grantor is set forth on Schedule 7 (as such Schedule may be updated from time to time, as required by this Agreement, to reflect changes resulting from transactions permitted under the Indenture, each Additional Pari Passu Lien Agreement and this Agreement).
(b)    The chief executive office of each Grantor is located at the address indicated on Schedule 7 (as such Schedule may be updated from time to time (with any such update to be provided within 15 days following any such change) to reflect changes resulting from transactions permitted under the Indenture, each Additional Pari Passu Lien Agreement and this Agreement).
(c)    Each Grantor’s tax identification numbers and organizational identification numbers, if any, are identified on Schedule 7 (as such Schedule may be updated from time to time (with any such update to be provided within 30 days of the end of the month ending immediately following any such change) to reflect changes resulting from transactions permitted under the Indenture, each Additional Pari Passu Lien Agreement and this Agreement).
(d)    As of the Issue Date, no Grantor holds any commercial tort claims that exceed $1,000,000 in amount, except as set forth on Schedule 1.
(e)    Set forth on Schedule 9 (as such Schedule may be updated from time to time, as required by this Agreement, subject to Section 7(k)(iii) with respect to Controlled Accounts and provided that Grantors comply with Section 7(c) hereof) is a listing of all of Grantors’ Deposit Accounts and Securities Accounts, including, with respect to each bank or securities intermediary (a) the name and address of such Person, and (b) the account numbers of the Deposit Accounts or Securities Accounts maintained with such Person.
(f)    Schedule 8 sets forth all Real Property owned by any of the Grantors as of the Issue Date.
(g)    As of the Issue Date: (i) Schedule 2 provides a complete and correct list of all registered Copyrights owned by any Grantor, all applications for registration of Copyrights owned by any Grantor, and all other Copyrights owned by any Grantor and material to the conduct of the business of any Grantor; (ii) Schedule 3 provides a complete and correct list of all Intellectual Property Licenses entered into by any Grantor that are material to the business of such Grantor pursuant to which (A) any Grantor has provided any license or other rights in Intellectual Property owned by such Grantor to any other Person (other than non-exclusive software licenses granted in the ordinary course of business) or (B) any Person has granted to any Grantor any license or other rights in Intellectual Property owned by such Person, including any Intellectual Property that is incorporated in any Inventory, software, or other product marketed, sold, licensed, or distributed by such Grantor; (iii) Schedule 4 provides a complete and correct list of all Patents owned by any Grantor and all applications for Patents owned by any Grantor; and (iv) Schedule 6 provides a complete and correct list of all registered Trademarks owned by any Grantor, all applications for registration of Trademarks owned by any Grantor, and all other Trademarks owned by any Grantor and material to the conduct of the business of any Grantor.
(h)    (1)    (A) each Grantor owns exclusively or holds licenses in all Intellectual Property that is necessary in or material to the conduct of its business; (B) with respect to the Copyrights set forth on Schedule 2, the Patents set forth on Schedule 4 and the Trademarks set forth on Schedule 6, one of the Grantors is the sole and exclusive owner thereof, free and clear of any Liens except licenses granted in the ordinary course of business and Permitted Liens;

(i)    to the knowledge of any officer or director of CBII or CBLLC, no Person has infringed, misappropriated or violated, or is currently infringing, misappropriating or violating any Intellectual Property rights owned by any Grantor, in each case, that either individually or in the aggregate could reasonably be expected to result in a Material Adverse Effect;
(ii)    (A) no Grantor is currently infringing, misappropriating or violating any Intellectual Property rights of any Person, and no product manufactured, used, distributed, licensed, or sold by or service provided by any Grantor has ever infringed, misappropriated or violated, or is currently infringing, misappropriating or violating any Intellectual Property rights of any Person, in each case, except where such infringement, misappropriation or violation either individually or in the aggregate could not reasonably be expected to result in a Material Adverse Effect, and (B) there is no infringement, misappropriation or violation claims or proceedings pending or, to the knowledge of any officer or director of CBII or CBLLC, threatened against any Grantor, and no Grantor has received any written notice or other communication of any actual or alleged infringement, misappropriation or violation of any Intellectual Property rights of any Person that is unresolved, in each case, except where such infringement, misappropriation or violation either individually or in the aggregate could not reasonably be expected to result in a Material Adverse Effect;
(iii)    all registered Copyrights, registered Trademarks, and issued Patents that are owned by the Grantors (A) are, to the knowledge of the officers and/or directors of CBII and CBLLC, valid, subsisting and enforceable; (B) are, to the knowledge of the officers and/or directors of CBII and CBLLC, in compliance with all legal requirements, filings, and payments and other actions that are required to maintain such Intellectual Property in full force and effect; (C) will not be terminated or abandoned upon the consummation of the transactions contemplated by the Note Documents; and (D) are not subject to any instrument or agreement in conflict with the Security Interest and Lien granted hereunder, in each case except where the failure of any of the foregoing in clauses (A) through (D) above to be true either individually or in the aggregate could not reasonably be expected to result in a Material Adverse Effect;
(iv)    each Grantor has taken reasonable steps to maintain the confidentiality of and otherwise protect and enforce its rights in all trade secrets owned by such Grantor that are material to the conduct of the business of such Grantor; and
(v)    no Patent, Copyright or Trademark owned by any Grantor is subject to any pending or, to the knowledge of any officer or director of CBII or CBLLC,, threatened action or proceeding, or any holding, decision or judgment therefrom, that seeks or acts to limit, cancel or question the validity of any such Patent, Copyright or Trademark, other than those actions or proceedings that, if adversely determined, or those holdings, decisions or judgments that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
(i)    This Agreement creates a valid security interest in the Collateral of each Grantor, to the extent a security interest therein can be created under the Code, securing the payment of the Secured Obligations. Except to the extent a security interest in the Collateral cannot be perfected by the filing of a financing statement under the Code, all filings and other actions necessary or desirable to perfect and protect such security interest have been duly taken or will have been taken upon the filing of financing statements listing each applicable Grantor, as a debtor, and Collateral Agent, as secured party, in the jurisdictions listed next to such Grantor’s name on Schedule

11. Upon the making of such filings, Agent shall have a perfected security interest in the Collateral of each Grantor to the extent such security interest can be perfected by the filing of a financing statement. The Intellectual Property Security Agreements and the instruments prepared pursuant to Section 7(g)(ii)(A) for recording and perfecting the Security Interests granted hereunder (“Foreign IP Lien Documents”) create a valid security interest in the Collateral described therein, securing the payment of the Secured Obligations, to the extent that a valid security interest in such Collateral may be created (A) with regard to such Collateral registered in the US, under applicable law of the United States and any states thereof, or (B) with regard to such Collateral registered in Non-United States jurisdictions, under the law of such applicable Non-United States jurisdiction. Upon the filing of (x) the Intellectual Property Security Agreements in the PTO relative to the United States Patents and the United States Trademarks listed on the respective Schedules thereto, and in the USCO relative to the United States Copyrights listed on the Schedules thereto, (y) the financing statements in the jurisdictions listed on Schedule 11, and/or (z) the Foreign IP Lien Documents and any other actions, filings, registrations, or recordings that may be necessary for perfection under the laws of any applicable Non-United States jurisdiction (to the extent such jurisdiction recognizes the laws of perfection), the Lien created by the Intellectual Property Security Agreements and the Foreign IP Lien Documents shall constitute a fully perfected security interest in all right, title and interest of each Grantor in the Collateral covered by such filing, which security interest is enforceable as such as against any and all creditors of and purchasers from any Grantor.
(j)     (i) Except for the Security Interest created hereby, each Grantor is and will at all times be the sole holder of record and the legal and beneficial owner, free and clear of all Liens other than Permitted Liens, of the Pledged Interests indicated on Schedule 5 as being owned by such Grantor and, when acquired by such Grantor, any Pledged Interests acquired after the Issue Date; (ii) all of the Pledged Interests are duly authorized, validly issued, fully paid and nonassessable and the Pledged Interests constitute or will constitute the percentage of the issued and outstanding Equity Interests of the Pledged Companies of such Grantor identified on Schedule 5 as supplemented or modified by any Pledged Interests Addendum or any Joinder to this Agreement (which shall be delivered within 30 days of the acquisition thereof); (iii) such Grantor has the right and requisite authority to pledge, the Investment Property pledged by such Grantor to Collateral Agent as provided herein; (iv) all actions necessary or desirable to perfect and establish the first priority of, or otherwise protect, Collateral Agent’s Liens in the Investment Property, and the proceeds thereof, will have been duly taken, upon (A) the execution and delivery of this Agreement; (B) the taking of possession by Collateral Agent (or its agent or designee) of any certificates representing the Pledged Interests, together with undated powers (or other documents of transfer acceptable to Collateral Agent) endorsed in blank by the applicable Grantor; (C) the filing of financing statements in the applicable jurisdiction set forth on Schedule 11 for such Grantor with respect to the Pledged Interests of such Grantor that are not represented by certificates, and (D) with respect to any Securities Accounts, the delivery of Control Agreements with respect thereto; and (v) each Grantor has delivered to and deposited with Collateral Agent all certificates representing the Pledged Interests owned by such Grantor to the extent such Pledged Interests are represented by certificates, and undated powers (or other documents of transfer acceptable to Collateral Agent) endorsed in blank with respect to such certificates. None of the Pledged Interests owned or held by such Grantor has been issued or transferred in violation of any securities registration, securities disclosure, or similar laws of any jurisdiction to which such issuance or transfer may be subject.
(k)    No consent, approval, authorization, or other order or other action by, and no notice to or filing with, any Governmental Authority or any other Person is required (i) for the grant of a Security Interest by such Grantor in and to the Collateral pursuant to this Agreement or for the execution, delivery, or performance of this Agreement by such Grantor, or (ii) for the exercise by Collateral Agent of the voting or other rights provided for in this Agreement with respect to the Investment Property or the remedies in respect of the Collateral pursuant to this Agreement, except as may be required in connection with such disposition of Investment Property by laws affecting the offering and sale of securities generally and except for consents, approvals, authorizations, or other orders or actions that have been obtained or given (as applicable) and that are still in force. No Intellectual Property License of any Grantor that is necessary in or material to the conduct of such Grantor’s business requires any consent of any other Person that has not been obtained in order for such Grantor to grant the security interest granted hereunder in such Grantor’s right, title or interest in or to such Intellectual Property License.
(l)    Schedule 12 sets forth all motor vehicles and other Equipment required under applicable law to be registered, or evidenced by, or otherwise subject to, a certificate of title owned by Grantors as of the Issue Date that have been included in the “Eligible Equipment” (under, and as defined in, the ABL Credit Agreement), by model, model year, and vehicle identification number (“VIN”).
(m)    There is no default, breach, violation, or event of acceleration existing under any promissory note (as defined in the Code) constituting Collateral and pledged hereunder (each a “Pledged Note”) and no event has occurred or circumstance exists which, with the passage of time or the giving of notice, or both, would constitute a default, breach, violation, or event of acceleration under any Pledged Note. No Grantor that is an obligee under a Pledged Note has waived any default, breach, violation, or event of acceleration under such Pledged Note.
(n)    As to all limited liability company or partnership interests, issued under any Pledged Operating Agreement or Pledged Partnership Agreement, the Pledged Interests issued pursuant to such agreement (A) are not dealt in or traded on securities exchanges or in securities markets, (B) do not constitute investment company securities, and (C) are not held by such Grantor in a Securities Account. In addition, none of the Pledged Operating Agreements, the Pledged Partnership Agreements, or any other agreements governing any of the Pledged Interests issued under any Pledged Operating Agreement or Pledged Partnership Agreement, provide that such Pledged Interests are securities governed by Article 8 of the Uniform Commercial Code as in effect in any relevant jurisdiction.
7.    Covenants. Each Grantor, jointly and severally, covenants and agrees with Collateral Agent that from and after the date of this Agreement and until the date of termination of this Agreement in accordance with Section 33:
(a)    Possession of Collateral. In the event that any officer or director of CBII or CBLLC has knowledge that any Collateral, including Proceeds, is evidenced by or consists of Negotiable Collateral, Investment Property, or Chattel Paper having an aggregate value or face amount of $1,000,000 or more for all such Negotiable Collateral, Investment Property, or Chattel Paper, the Grantors shall promptly (and in any event within ten (10) Business Days after acquiring such knowledge), notify Collateral Agent thereof, and if and to the extent that perfection or priority of Collateral Agent’s Security Interest is dependent on or enhanced by possession (and with respect to Collateral constituting ABL Priority Collateral, only so long as the ABL Agent shall have declined to take possession of such Collateral or declined to give any instructions regarding the possession of such Collateral during or prior to the thirty (30) day period following the Grantors’ notification of the Collateral Agent), then the applicable Grantor shall promptly (and in any event within sixty (60) days after notifying the Collateral Agent), execute such other documents and instruments, if applicable, endorse and deliver physical possession of such Negotiable Collateral, Investment Property, or Chattel Paper to Collateral Agent, together with such undated powers (or other relevant document of transfer acceptable to Collateral Agent) endorsed in blank, and/or do such other acts or things (including, subject to the terms of the Intercreditor Agreement, any applicable acts or things with respect to such Collateral requested by the ABL Agent under the terms of the ABL Documents), in each case as the applicable Grantors shall determine are reasonably necessary to protect Collateral Agent’s Security Interest therein;
(b)    [Reserved];
(c)    Control Agreements.
(i)    Except to the extent otherwise excused by Section 7(k)(iv), each Grantor shall obtain an authenticated Control Agreement, from each bank maintaining a Deposit Account or Securities Account for such Grantor;
(ii)    Except to the extent otherwise excused by Section 7(k)(iv), each Grantor shall obtain an authenticated Control Agreement, from each issuer of uncertificated securities, securities intermediary, or commodities intermediary issuing or holding any financial assets or commodities to or for any Grantor, or maintaining a Securities Account for such Grantor; and
(iii)    Except to the extent otherwise excused by Section 7(k)(iv), each Grantor shall obtain an authenticated Control Agreement with respect to all of such Grantor’s investment property;
(d)    Letter-of-Credit Rights. In the event that any officer or director of

CBII or CBLLC has knowledge that the Grantors (or any of them) are or become the beneficiary of letters of credit having a face amount or value of $1,000,000 or more in the aggregate, then the applicable Grantor or Grantors shall promptly (and in any event within ten (10) Business Days after acquiring such knowledge), notify Collateral Agent thereof and, promptly (and in any event within sixty (60) days after notifying the Collateral Agent), use commercially reasonable efforts to enter into a four-party agreement with Collateral Agent, ABL Agent and the issuer or confirming bank with respect to such letter-of-credit rights, providing a second-lien assignment of such letter-of-credit rights to Collateral Agent and directing all payments thereunder to Collateral Agent’s Account, all in form and substance reasonably satisfactory to Collateral Agent;
(e)    Commercial Tort Claims. In the event that any officer or director of

CBII or CBLLC has knowledge that the Grantors (or any of them) obtain Commercial Tort Claims having a value, or involving an asserted claim, in the amount of $1,000,000 or more in the aggregate for all Commercial Tort Claims, then the applicable Grantor or Grantors shall promptly (and in any event within ten (10) Business Days of acquiring such knowledge), notify Collateral Agent upon incurring or otherwise obtaining such Commercial Tort Claims and amend Schedule 1 to describe such Commercial Tort Claims in a manner that reasonably identifies such Commercial Tort Claims, and hereby authorizes the filing of additional financing statements or amendments to existing financing statements describing such Commercial Tort Claims, and agrees to do such other acts or things (including, subject to the terms of the Intercreditor Agreement, any applicable acts or things with respect to such Collateral requested by the ABL Agent under the terms of the ABL Documents), in each case as the applicable Grantors shall determine are reasonably necessary to give the Collateral Agent a second priority perfected security interest in any such Commercial Tort Claim;
(f)    Government Contracts. Other than Accounts and Chattel Paper the aggregate value of which does not at any one time exceed $1,000,000, in the event that any officer or director of CBII or CBLLC has knowledge that any Account or Chattel Paper arises out of a contract or contracts with the United States of America or any department, agency, or instrumentality thereof, Grantors shall promptly (and in any event within ten (10) Business Days after acquiring such knowledge) notify the Collateral Agent in writing thereof;
(g)    Intellectual Property.
(vi)    Each Grantor agrees to provide the following upon the Issue Date to the Collateral Agent: (A) with respect to all of its owned United States issued and applied-for Patents as of the Issue Date and its United States registered and applied-for Trademarks as of the Issue Date (other any intent-to-use United States Trademark application for which an amendment to allege use or statement of use has not been filed with the PTO), a duly executed Patent Security Agreement and Trademark Security Agreement in favor of the Collateral Agent for filing with the PTO; and (B) with respect to all of its owned United States registered and applied-for Copyrights as of the Issue Date, a duly executed Copyright Security Agreement in favor of the Collateral Agent for filing with the USCO;
(vii)    Each Grantor agrees (A) in respect of those Non-United States Trademarks described on Schedule 14, to promptly record and perfect the Security Interests and Liens contemplated hereunder with the governmental authorities in the Non-United States jurisdictions set forth on Schedule 14, and in any case submit such recordations to such jurisdictions within 120 days of the date hereof; (B) to promptly, and in any event within 120 days of the date hereof, submit the Foreign IP Releases to the appropriate governmental authorities; (C) to diligently pursue the recordation and perfection required by this Section 7(g)(ii) and to keep the Collateral Agent informed on a periodic basis as to the status of such recordation and perfection activities; and (D) to reasonably cooperate with the Collateral Agent or its designee in connection with such Trademark security interest recordation and perfection activities;
(viii)    Notwithstanding anything herein to the contrary, each Grantor shall (A) use each of the Trademarks owned by Grantors set forth in Schedule 13 (the "Principal Trademarks") in order to maintain such Principal Trademark in full force, free from any claim of abandonment for non-use; (B) maintain the quality of any and all products or services used, provided or offered in connection with any Principal Trademarks at the same level that is currently maintained with respect to such products and services, and taking reasonable steps to ensure that all licensed users of any of such Trademarks maintain such level of quality; (C) employ each Principal Trademark with any notice of registration required by applicable law to maintain the validity of such Principal Trademark; (D) not adopt or use any mark that is material and which is confusingly similar or a colorable imitation of such Principal Trademark unless the Collateral Agent shall have obtained a perfected Security Interest and Lien in such mark pursuant to this Agreement; (E) not (and not permit any licensee or sublicensee thereof to) knowingly do any act or knowingly omit to do any act whereby any Principal Trademark may become invalidated or abandoned; and (F) promptly after any officer or director of CBII or CBLLC obtains knowledge of the occurrence of an event that could have a Material Adverse Effect on any of the Principal Trademarks or any related Trademark Intellectual Property Licenses, including knowledge that any application or registration relating to any Principal Trademark has been or may become abandoned or dedicated to the public, or of any materially adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the PTO or any court or tribunal in any country) regarding a Grantor's ownership of any Principal Trademark or its right to register the same or to keep and maintain the same, give the Collateral Agent written notice of the occurrence of any such event;
(ix)    Each Grantor shall have the duty, in each case only with respect to the Intellectual Property that is necessary in or material to the conduct of such Grantor’s business (including, for the avoidance of doubt, the Principal Trademarks), (A) to diligently enforce and defend such Intellectual Property, including promptly suing for infringement, misappropriation, or dilution and to recover any and all damages for such infringement, misappropriation, or dilution, and filing for opposition, interference, and cancellation against conflicting Intellectual Property rights of any Person, (B) to prosecute diligently any Trademark application that is part of the Trademarks pending as of the date hereof or hereafter until the termination of this Agreement, (C) to prosecute diligently any patent application that is part of the Patents pending as of the date hereof or hereafter until the termination of this Agreement, (D) to take all reasonable and necessary action to preserve and maintain all of such Grantor’s Trademarks, Patents, Copyrights, Intellectual Property Licenses, and its rights therein, including paying all maintenance fees and filing of applications for renewal, affidavits of use, and affidavits of noncontestability, and (E) to require all employees, consultants, and contractors of each Grantor who were involved in the creation or development of such Intellectual Property to sign agreements containing assignment of Intellectual Property rights and obligations of confidentiality. Each Grantor further agrees not to abandon any Intellectual Property or Intellectual Property License that is necessary in or material to the conduct of such Grantor’s business, except that Grantors shall be permitted to abandon or allow to lapse any Intellectual Property (other than Principal Trademarks) to the extent that such Grantor reasonably determines that such Intellectual Property is no longer material or necessary to the conduct of any Grantor’s business, and/or that the cost of maintaining such Intellectual Property outweighs any residual value that such Intellectual Property could have to the Grantors. Each Grantor further agrees that, to the extent that it abandons or allows to lapse any Trademarks in accordance with the terms of the preceding sentence, that it shall report each such action (or inaction, as applicable) as part of the report regarding Intellectual Property required to be delivered pursuant to clause (vi) below. Each Grantor hereby agrees to take the steps described in this Section 7(g)(iv) with respect to all new or acquired Intellectual Property to which such Grantor is now or later becomes entitled that is material to the conduct of such Grantor’s business;
(x)    Grantors acknowledge and agree that the Secured Parties shall have no duties with respect to any Intellectual Property or Intellectual Property Licenses of any Grantor. Without limiting the generality of this Section 7(g)(v), Grantors acknowledge and agree that no Secured Party shall be under any obligation to take any steps necessary to preserve rights in the Collateral consisting of Intellectual Property or Intellectual Property Licenses against any other

Person, but any Secured Party may do so at its option from and after the occurrence and during the continuance of an Event of Default, and all expenses incurred in connection therewith (including reasonable fees and expenses of attorneys and other professionals) shall be for the sole account of Issuers and shall be promptly reimbursed in full by CBII;
(xi)     On or prior to the date that is ninety (90) days after the end of each fiscal year of CBII (or, if (i) an Event of Default has occurred and is continuing, more frequently if requested by Collateral Agent or (ii) if an “Event of Default” under and as defined in the ABL Credit Agreement has occurred and is continuing, in each case the Grantor shall furnish to the Collateral Agent copies of each written report as to Intellectual Property requested by the ABL Agent), each Grantor shall provide Collateral Agent with a written report of all new Patents, Trademarks or Copyrights that are registered or the subject of pending applications for registrations, and of all Intellectual Property Licenses that are material to the conduct of such Grantor’s business, in each case, which were acquired, registered, or for which applications for registration were filed by any Grantor during the prior period and a written report of any statement of use or amendment to allege use filed during such period with respect to intent-to-use Trademark applications. In the case of such registrations or applications therefor in the United States, which were acquired by any Grantor, each such Grantor shall file the necessary documents with the appropriate Governmental Authority identifying the applicable Grantor as the new owner (or as a co-owner thereof, if such is the case) of such Intellectual Property. In each of the foregoing cases, with respect to such Intellectual Property registered or applied for in the United States, the applicable Grantor shall promptly cause to be prepared, executed, and delivered to Collateral Agent supplemental schedules to the applicable Patent Security Agreement, Trademark Security Agreement or Copyright Security Agreement to identify such Patent, Trademark and Copyright registrations and applications therefor (with the exception of Trademark applications filed on an intent-to-use basis for which no statement of use or amendment to allege use has been filed) and such Intellectual Property Licenses as being subject to the security interests created thereunder; and
(xii)    No Grantor shall enter into any Intellectual Property License material to the conduct of the business to receive any license or rights in any Intellectual Property of any other Person unless such Grantor has used commercially reasonable efforts to (i) permit the assignment of or grant of a security interest in such Intellectual Property License (and all rights of Grantor thereunder) to Collateral Agent (and any transferees of Collateral Agent) and (ii) otherwise prevent the inclusion of any provision that could or might impair or prevent the creation of the Security Interest or Lien in favor of the Collateral Agent in such Grantor’s rights and interest in any Intellectual Property included within the definition of Collateral;
(h)    Investment Property.
(i)    If any Grantor shall acquire, obtain, receive or become entitled to receive any Pledged Interests after the Issue Date, it shall promptly, and in any event, within 30 days thereof, deliver to Collateral Agent a duly executed Pledged Interests Addendum identifying such Pledged Interests;
(ii)    Upon the occurrence and during the continuance of an Event of Default, following a request from the Collateral Agent acting at the direction of holders of at least 25% in aggregate principal amount of the Notes then outstanding, all sums of money and property paid or distributed in respect of the Investment Property that are received by any Grantor, and which are not otherwise deposited into the Collateral Account pursuant to the terms of the Indenture, shall be held by the Grantors in trust for the benefit of Collateral Agent, shall be segregated from such Grantor’s other property, and such Grantor shall deliver it forthwith to Collateral Agent in the exact form received (for the avoidance of doubt, nothing in this clause (h)(ii) shall amend, modify or limit any provision of the Indenture governing or related to “Trust Monies” (as defined in the Indenture) or the Collateral Account);
(iii)    No Grantor shall make or consent to any amendment or other modification or waiver with respect to any Pledged Interests, Pledged Operating Agreement, or Pledged Partnership Agreement, or enter into any agreement or permit to exist any restriction with respect to any Pledged Interests, in each case if the same is prohibited pursuant to the Note Documents;
(iv)    Each Grantor agrees that it shall obtain all necessary approvals and make all necessary filings under federal, state, local, or foreign law to effect the perfection of the Security Interest in the Investment Property or to effect any sale or transfer thereof; and
(v)    As to all limited liability company or partnership interests, issued under any Pledged Operating Agreement or Pledged Partnership Agreement, each Grantor hereby covenants that the Pledged Interests issued pursuant to such agreement (A) are not and shall not be dealt in or traded on securities exchanges or in securities markets, (B) do not and will not constitute investment company securities, and (C) are not and will not be held by such Grantor in a securities account. In addition, none of the Pledged Operating Agreements, the Pledged Partnership Agreements, or any other agreements governing any of the Pledged Interests issued under any Pledged Operating Agreement or Pledged Partnership Agreement, provide or shall provide that such Pledged Interests are securities governed by Article 8 of the Uniform Commercial Code as in effect in any relevant jurisdiction.
(i)    Real Property; Fixtures. Each Grantor covenants and agrees that upon the acquisition of any fee interest in Real Property having a fair market value in excess of $2,000,000 it will promptly (and in any event within 30 days of such acquisition) notify Collateral Agent in writing of the acquisition of such Real Property and, within 120 days after the acquisition of such Real Property will grant to Collateral Agent, for the benefit of the Noteholders, a first priority Mortgage on each fee interest in such Real Property and shall deliver such other documentation and opinions, in form and substance reasonably satisfactory to Collateral Agent, in connection with the grant of such Mortgage as the applicable Grantor shall determine are reasonably necessary to protect Collateral Agent’s Security Interest therein, including the following:
(i)    Insurance. Policies or certificates of insurance covering the applicable Mortgaged Property, for the benefit of the Collateral Agent and the other Secured Parties, as additional insured and loss payee and mortgagee, and shall otherwise bear endorsements of the character determined by the applicable Grantor to be reasonably necessary in the applicable circumstances;
(ii)    Mortgages. Fully executed counterparts of Mortgages covering the Mortgaged Properties, together with evidence that counterparts of the Mortgages have been delivered to any title insurance company as shall be retained by the Grantors the “Title Company”) for recording in all places to the extent necessary, or in the determination of the applicable Grantor, reasonably desirable, to effectively create a valid and enforceable first priority mortgage lien on the Mortgaged Properties in favor of the Collateral Agent for its benefit and the benefit of the other Secured Parties, securing the Secured Obligations (provided that in jurisdictions that impose mortgage recording taxes, such Mortgages shall not secure indebtedness in an amount exceeding 100% of the fair market value of the applicable Mortgaged Property, as reasonably determined, in good faith, by the Grantors);
(iii)    Opinions of Counsel. Favorable opinions addressed to the Collateral Agent and the Secured Parties, of (i) local counsel in the jurisdiction where the Mortgaged Properties are located regarding the enforceability and perfection of the Mortgages and, in cases where the applicable Grantor is organized in the jurisdiction where the Mortgaged Property is located, regarding the valid existence, due authorization, execution and delivery of the applicable Mortgage, and (ii) except in instances where such items are addressed in the opinion from local counsel, counsel for the Grantors regarding valid existence, due authorization, execution and delivery of the Mortgages, in each case, in form and substance reasonably acceptable to the Collateral Agent;
(iv)    Title Insurance. With respect to each Mortgage, a fully paid American Land Title Association Lender’s Extended Coverage policy of title insurance (or commitment to issue such a policy having the effect of a policy of title insurance) insuring (or committing to insure) the lien of such Mortgage as a valid and enforceable first priority mortgage or deed of trust lien on the Mortgaged Property described therein, in an amount not less than 100% of the fair market value of such Mortgaged Property as reasonably determined, in good faith, by the Grantors (such policies collectively, the “Mortgage Policy”) issued by such Title Company, which reasonably assures the Collateral Agent that each Mortgage is a valid and enforceable mortgage lien on the applicable Mortgaged Property, free and clear of all defects and encumbrances except liens with junior priority subject only to the Permitted Liens set forth in clauses (1) (subject to the terms of the Intercreditor Agreement), (7), (10), (13) and (21) of the definition of “Permitted Liens” in the Indenture; provided, however, that in the case of clause (7), the Grantors shall bond over and take any other action necessary or required by the Title Company to delete any exception relating thereto and such other liens as the applicable Grantor shall reasonably determine to be necessary, and such Mortgage Policy shall otherwise be in form and substance reasonably acceptable to the Collateral Agent, and shall include such title endorsements and other affirmative insurance as the applicable Grantor shall determine to be reasonably necessary, or that the Collateral Agent may reasonably request (for the avoidance of doubt, nothing in this Section 7(i) shall require the Collateral Agent to make any such request), to the extent available at commercially reasonably rates (excluding endorsements or coverage related to creditors’ rights);
(v)    Survey. An American Land Title Association/American Congress on Surveying and Mapping form survey of each of the Mortgaged Properties (and all improvements thereon) (i) which has been prepared by a surveyor or engineer duly registered and licensed to perform surveys in the jurisdiction where such Mortgaged Properties are located, (ii) which is dated (or redated) not earlier than six months prior to the date of delivery thereof unless there shall have occurred within six months prior to such date of delivery any material exterior construction on the site of such Mortgaged Properties or any easement, right of way or other interest in the Mortgaged Properties has been granted or become effective through operation of law or otherwise with respect to such Mortgaged Properties which, in either case, can be depicted on a survey, in which events, as applicable, such survey shall be dated (or redated) after the completion of such construction or if such construction shall not have been completed as of such date of delivery, not earlier than twenty

(20) calendar days prior to such date of delivery, or after the grant or effectiveness of any such easement, right of way or other interest in the Mortgaged Properties, (iii) which is certified by the surveyor (in a manner determined by the applicable Grantor to be reasonably acceptable) to the Collateral Agent, the Secured Parties and the title company, (iv) which is in compliance, in all respects, with the minimum detail requirements of the American Land Title Association as such requirements are in effect on the date of preparation of such survey, (v) which is sufficient for the title company to remove all standard survey exceptions from the title insurance policy (or commitment) relating to such Mortgaged Properties and issue the endorsements of the type required by clause (iv) above, and (vi) for which necessary fees (if applicable) have been paid;
(vi)    Fixture Filings. Proper fixture filings under the Uniform Commercial Code on Form UCC-1 for filing under the Uniform Commercial Code in the appropriate jurisdiction in which the Mortgaged Properties are located, desirable to perfect the security interests in fixtures purported to be created by the Mortgages in favor of the Collateral Agent for its benefit and the benefit of the Secured Parties;
(vii)    Required Consents. With respect to each Mortgaged Property, the Grantors shall make commercially reasonable efforts (which shall not include the commencement of litigation or require the payment of any sum of money unless such payment is expressly set forth in the agreement under which consent is sought) to obtain such consents, approvals, amendments, supplements, estoppels, tenant subordination agreements or other instruments, as necessary, in order for the owner or holder of the fee or leasehold interest constituting such Mortgaged Property to grant the lien contemplated by the Mortgage;
(viii)    Mortgaged Properties indemnification. With respect to the Mortgaged Properties, such affidavits, certificates, instruments of indemnification and other items (including a so-called “gap” indemnification) as shall be reasonably required to induce the Title Company to issue the Mortgage Policies and endorsements contemplated above;
(ix)    Collateral Fees and Expenses. Evidence of payment by the Grantors of all Mortgage Policy premiums, search and examination charges, mortgage filing and recording taxes, fees, charges, costs and expenses required for the recording of the Mortgages, fixture filings and issuance of the Mortgage Policies referred to above;
(x)    Permitted Additional Pari Passu Obligations. In the event that any Permitted Additional Pari Passu Obligations (including, without limitation, any Additional Notes constituting Permitted Additional Pari Passu Obligations) are incurred following the date on which any Mortgage is provided, the Grantors shall notify the Collateral Agent thereof in writing and within 120 days following such incurrence take all such action as may be reasonably required to amend each then-existing Mortgage in order to ensure that such Permitted Additional Pari Passu Obligations are secured by such Mortgage.
(j)    Transfers and Other Liens. Grantors shall not (i) sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Collateral, except as expressly permitted by the Indenture, or (ii) create or permit to exist any Lien upon or with respect to any of the Collateral of any Grantor, except for Permitted Liens. The inclusion of Proceeds in the Collateral shall not be deemed to constitute Collateral Agent’s consent to any sale or other disposition of any of the Collateral except as expressly permitted in this Agreement or the other Note Documents;
(k)    Controlled Accounts; Controlled Investments.
(i)    Each Grantor shall (A) establish and maintain cash management services at one or more of the banks set forth on Schedule 10 (each a “Controlled Account Bank”), and shall take reasonable steps to ensure that all of its Account Debtors forward payment of the amounts owed by them directly to such Controlled Account Bank, and (B) deposit or cause to be deposited promptly, and in any event no later than the first Business Day after the date of receipt thereof, all of their collections of Accounts and any other items paid or payable to such Grantor (including those sent directly by their Account Debtors to a Grantor) into a bank account of such Grantor (each, a “Controlled Account”) at one of the Controlled Account Banks.
(ii)    Each Grantor shall establish and maintain Control Agreements with Collateral Agent, ABL Agent and the applicable Controlled Account Bank, in form and substance reasonably acceptable to Collateral Agent. Each such Control Agreement shall provide, among other things, that (A) the Controlled Account Bank will comply with any instructions originated by Collateral Agent directing the disposition of the funds in such Controlled Account without further consent by the applicable Grantor, (B) the Controlled Account Bank waives, subordinates, or agrees not to exercise any rights of setoff or recoupment or any other claim against the applicable Controlled Account other than for payment of its service fees and other charges directly related to the administration of such Controlled Account and for returned checks or other items of payment, and (C) upon the instruction of Collateral Agent (an “Activation Instruction”), the Controlled Account Bank will forward by daily sweep all amounts in the applicable Controlled Account to the Collateral Agent’s Account. Collateral Agent agrees not to issue an Activation Instruction with respect to the Controlled Accounts unless an Event of Default has occurred and is continuing at the time such Activation Instruction is issued. For the avoidance of doubt, the Collateral Agent’s rights to instruct any Controlled Account Bank and to issue Activation Instructions is in all respects subject to the provisions of the Intercreditor Agreement, and the priorities and other terms and conditions set forth in the applicable Control Agreements.
(iii)    So long as no Default or Event of Default has occurred and is continuing, CBII may amend Schedule 10 to add or replace a Controlled Account Bank or Controlled Account and shall upon such addition or replacement provide to Collateral Agent an amended Schedule 10; provided, however, that prior to the time of the opening of such Controlled Account, the applicable Grantor, the ABL Agent and such prospective Controlled Account Bank shall have executed and delivered to Collateral Agent a Control Agreement. To the extent that the ABL Credit Agreement shall remain in effect, each Grantor shall close any of its Controlled Accounts (and establish replacement Controlled Account accounts in accordance with the foregoing sentence) as promptly as practicable and in any event within forty-five (45) days after notice from ABL Agent (in its capacity as ABL Agent under the ABL Documents) that the operating performance, funds transfer, or availability procedures or performance of the Controlled Account Bank with respect to Controlled Account Accounts or ABL Agent’s liability under any Controlled Account Agreement with such Controlled Account Bank is no longer acceptable in ABL Agent’s reasonable business judgment.

(iv)    Other than (i) an aggregate amount of not more than $250,000 in the aggregate at any one time, in the case of Grantors and their Domestic Subsidiaries, and (ii) amounts deposited into Deposit Accounts specially and exclusively used for zero balance controlled disbursement or for payroll, payroll taxes and other employee wage and benefit payments to or for any Grantor’s or its Subsidiaries’ employees, no Grantor will, and no Grantor will permit its Domestic Subsidiaries to, make, acquire, or permit to exist Permitted Investments consisting of cash, Cash Equivalents, or amounts credited to Deposit Accounts or Securities Accounts unless Grantor or its Subsidiary, as applicable, and the applicable bank or securities intermediary have entered into Control Agreements with Collateral Agent governing such Permitted Investments in order to perfect (and further establish) Collateral Agent’s Liens in such Permitted Investments.
(l)    Name, Etc. No Grantor will change its name, organizational identification number, jurisdiction of organization or organizational identity; provided, that Grantor may change its name (x) upon at least 10 days prior written notice to Collateral Agent of such change, and (y) only so long as such Grantor also makes all applicable filings or under the Code or otherwise as such Grantor shall determine are necessary or reasonably advisable to maintain and protect the Collateral Agent’s Security Interests in such Grantor and such Grantor’s assets.
(m)    [Reserved];
(n)    Pledged Notes. Grantors (i) without the prior written consent of Collateral Agent, will not (A) waive or release any obligation of any Person that is obligated under any of the Pledged Notes, (B) take or omit to take any action or knowingly suffer or permit any action to be omitted or taken, the taking or omission of which would result in any right of offset against sums payable under the Pledged Notes, or (C) other than Permitted Dispositions, assign or surrender their rights and interests under any of the Pledged Notes or terminate, cancel, modify, change, supplement or amend the Pledged Notes.
(o)    Perfection Certificate, Reports and Schedules.
(i)    On the Issue Date, CBII shall deliver to the Collateral Agent a complete, executed “Perfection Certificate” in the form attached as Exhibit F hereto.
(ii)    Additionally, CBII shall deliver to the Collateral Agent within 45 days (or, if the deadline for the filing of the related quarterly report with the SEC shall have been extended, 50 days) after the end of each month that is the last month of one of CBII’s fiscal quarters), (x) a complete and accurate list of the Parent's direct and indirect Subsidiaries setting forth any changes to such information since the most recent version of such schedules delivered to Collateral Agent, (y) a complete and accurate description of the authorized Equity Interests of each Significant Party (as that term is defined in the ABL Credit Agreement) and each Pledged Company, by class, and a description of the number of shares of each such class that are issued and outstanding and the number and percentage of the outstanding shares of each such class owned directly or indirectly by CBII, and (z) locations of inventory of the Grantors, setting forth any changes to such information since the most recent version of such schedules delivered to Collateral Agent. To the extent that the ABL Credit Agreement shall remain in effect at the end of each such fiscal quarter, and the information required to provided pursuant to this Section 7(o)(ii) shall also be required to be provided under the terms of the ABL Credit Agreement (as then in effect), then, to the extent applicable, the information required to be provided hereunder may be provided in the same form as delivered to the ABL Agent pursuant to the ABL Credit Agreement.
8.    Post-Closing Obligations.     The Grantors shall fulfill each of the post-closing obligations set forth on Annex 2 hereto within the respective time periods set forth for each thereon (the Grantors hereby acknowledge and agree that a failure by the Grantors to so perform or cause to be performed such post-closing obligations shall constitute an Event of Default under the Indenture, subject to the provisions of Section 6.01(j) of the Indenture).
9.    Relation to Other Note Documents. The provisions of this Agreement shall be read and construed with the other Note Documents referred to below in the manner so indicated.
(a)    Indenture. In the event of any conflict between any provision in this Agreement and a provision in the Indenture, such provision of the Indenture shall control.
(b)    Patent, Trademark, Copyright Security Agreements. The provisions of the Copyright Security Agreements, Trademark Security Agreements, and Patent Security Agreements are supplemental to the provisions of this Agreement, and nothing contained in the Copyright Security Agreements, Trademark Security Agreements, or the Patent Security Agreements shall limit any of the rights or remedies of Collateral Agent hereunder. In the event of any conflict between any provision in this Agreement and a provision in a Copyright Security Agreement, Trademark Security Agreement or Patent Security Agreement, such provision of this Agreement shall control.
10.    Further Assurances.
(a)    Each Grantor agrees that from time to time, at its own expense, such Grantor will (whether or not requested by the Collateral Agent) promptly execute and deliver all further instruments and documents, and take all further action, as is necessary or advisable (including at the request of the Collateral Agent), in order to perfect and protect the Security Interest granted hereby, to create, perfect or protect the Security Interest purported to be granted hereby or to enable Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any of the Collateral; except that unless an Event of Default has occurred and is continuing no filings with respect to Intellectual Property registered in Non-United States jurisdictions shall be required other than in those countries and against those Trademarks as set forth in Schedule 14 hereto.
(b)    Each Grantor authorizes the filing by Collateral Agent of financing or continuation statements, or amendments thereto in the jurisdictions set forth in Schedule 11 and any other jurisdictions reasonably requested by the Collateral Agent (for the avoidance of doubt, nothing in this Section 10(b) shall require the Collateral Agent to make any such request).
(c)    Each Grantor authorizes Collateral Agent at any time and from time to time to file, transmit, or communicate, as applicable, financing statements and amendments (i) describing the Collateral as “all personal property of debtor” or “all assets of debtor” or words of similar effect, (ii) describing the Collateral as being of equal or lesser scope or with greater detail, or (iii) that contain any information required by part 5 of Article 9 of the Code for the sufficiency or filing office acceptance. Each Grantor also hereby ratifies any and all financing statements or amendments previously filed by Collateral Agent in any jurisdiction.

(d)    Each Grantor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement filed in connection with this Agreement without the prior written consent of Collateral Agent, subject to such Grantor’s rights under Section 9-509(d)(2) of the Code.
11.    Collateral Agent’s Right to Perform Contracts, Exercise Rights, etc. Upon the occurrence and during the continuance of an Event of Default, Collateral Agent (or its designee) (a) may proceed to perform any and all of the obligations of any Grantor contained in any contract, lease, or other agreement and exercise any and all rights of any Grantor therein contained as fully as such Grantor itself could, (b) shall have the right to use any Grantor’s rights under Intellectual Property Licenses in connection with the enforcement of Collateral Agent’s rights hereunder, including the right to prepare for sale and sell any and all Inventory and Equipment now or hereafter owned by any Grantor and now or hereafter covered by such licenses, and (c) shall have the right to request that any Equity Interests that are pledged hereunder be registered in the name of Collateral Agent or any of its nominees.
12.    Collateral Agent Appointed Attorney-in-Fact. Each Grantor hereby irrevocably appoints Collateral Agent its attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, at such time as an Event of Default has occurred and is continuing under the Credit Agreement, to take any action and to execute any instrument which Collateral Agent may reasonably deem necessary or advisable to accomplish the purposes of this Agreement, including:
(a)    to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in connection with the Accounts or any other Collateral of such Grantor;
(b)    to receive and open all mail addressed to such Grantor and to notify postal authorities to change the address for the delivery of mail to such Grantor to that of Collateral Agent;
(c)    to receive, indorse, and collect any drafts or other instruments, documents, Negotiable Collateral or Chattel Paper;
(d)    to file any claims or take any action or institute any proceedings which Collateral Agent may deem necessary or desirable for the collection of any of the Collateral of such Grantor or otherwise to enforce the rights of Collateral Agent with respect to any of the Collateral;
(e)    to repair, alter, or supply goods, if any, necessary to fulfill in whole or in part the purchase order of any Person obligated to such Grantor in respect of any Account of such Grantor;
(f)    to use any Intellectual Property or Intellectual Property Licenses of such Grantor, including but not limited to any labels, Patents, Trademarks, trade names, URLs, domain names, industrial designs, Copyrights, or advertising matter, in preparing for sale, advertising for sale, or selling Inventory or other Collateral and to collect any amounts due under Accounts, contracts or Negotiable Collateral of such Grantor; and
(g)    Collateral Agent, on behalf of the Secured Parties, shall have the right, but shall not be obligated, to bring suit in its own name to enforce the Intellectual Property and Intellectual Property Licenses and, if Collateral Agent shall commence any such suit, the appropriate

Grantor shall, at the request of Collateral Agent, do any and all lawful acts and execute any and all proper documents reasonably required by Collateral Agent in aid of such enforcement.
To the extent permitted by law, each Grantor hereby ratifies all that such attorney-in-fact shall lawfully do or cause to be done by virtue hereof. This power of attorney is coupled with an interest and shall be irrevocable until this Agreement is terminated.
13.    Collateral Agent May Perform. If any Grantor fails to perform any agreement contained herein, Collateral Agent may itself perform, or cause performance of, such agreement, and the reasonable expenses of Collateral Agent incurred in connection therewith shall be payable, jointly and severally, by Grantors.
14.    Collateral Agent’s Duties Limited. The powers and rights conferred on Collateral Agent hereunder are solely to protect Collateral Agent’s interest in the Collateral, for the benefit of the other Secured Parties, and shall not impose any duty upon Collateral Agent to exercise any such powers or enforce such rights. Notwithstanding anything herein to the contrary, and except for the exercise of reasonable care to assure the safe custody of any Collateral in its actual possession and the accounting for moneys actually received by it hereunder, Collateral Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its actual possession if such Collateral is accorded treatment substantially equal to that which Collateral Agent accords its own property.
15.    Event of Default; Duties of Collateral Agent.
(a)    If an Event of Default has occurred and is continuing and the Collateral Agent has received written notice thereof from a Grantor, the Collateral Agent may exercise such of the rights and powers vested in it by this Agreement and the Note Documents; provided that, subject to the limitations on the obligations of the Collateral Agent to take actions as provided herein or in the Indenture, the Collateral Agent shall exercise, or refrain from exercising, any remedies provided for herein, in accordance with the written instructions of Required Secured Parties.
(b)    The duties of the Collateral Agent shall be determined solely by the express provisions of this Agreement and the Indenture (including, for the avoidance of doubt, acting in accordance with instructions from the Required Secured Parties under the terms of this Agreement and/or the Indenture), and the Collateral Agent need perform only those duties that are specifically set forth in this Agreement and the other Note Documents and no others, and no implied covenants or obligations shall be read into this Agreement or the Note Documents against the Collateral Agent.
(c)    In the absence of bad faith on its part, the Collateral Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Collateral Agent.
(d)    The Collateral Agent may not be relieved from liability for its own gross negligent action, its own grossly negligent failure to act, or its own willful misconduct, except that:
(i)    this clause (i) does not limit the effect of clause (b), (c) or (f) of this Section 15;

(ii)    the Collateral Agent shall not be liable for any error of judgment made in good faith by an officer of the Collateral Agent, unless it is proved that the Collateral Agent was grossly negligent in ascertaining the pertinent facts; and
(iii)    the Collateral Agent shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it at the direction of the Required Secured Parties, or for the method and place of conducting any proceeding for any remedy available to the Collateral Agent, or exercising any trust or power conferred upon the Collateral Agent, under this Agreement or any other Note Document.
(e)    Whether or not therein expressly so provided, every provision of this Agreement or any provision of any other Note Document that in any way relates to the Collateral Agent is subject to paragraphs (a), (b), (c), (d), (f) and (g) of this Section 15.
(f)    No provision of this Agreement or any other Note Document shall require the Collateral Agent to expend or risk its own funds or incur any liability.
(g)    The Collateral Agent shall not be liable for interest on any money received by it except as the Collateral Agent may agree in writing with the Grantors. Money held in trust by the Collateral Agent need not be segregated from other funds except to the extent required by law.
16.    Collateral Agent’s Rights.
(a)    The Collateral Agent may conclusively rely and shall be fully protected in acting or refraining from acting on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Collateral Agent need not investigate any fact or matter stated in any such document. The Collateral Agent shall not be obligated to communicate with or deal in any way with any Secured Party. In determining (x) the amount of Secured Obligations outstanding under the Indenture or (y) whether the consent of any Secured Party to any amendment, waiver or other action under this Agreement or any other Note Document has been obtained, the Collateral Agent may conclusively rely on any statement made by the Trustee or the applicable Additional Pari Passu Agent as to such matter.
(b)    The Collateral Agent may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any attorney or agent appointed with due care.
(c)    The Collateral Agent shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Agreement or any other Note Document. Whenever in the administration of this Agreement or any Note Document the Collateral Agent shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Collateral Agent (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officers’ Certificate.
(d)    Unless otherwise specifically provided in this Agreement or any other Note Document, any demand, request, direction or notice from any Grantor shall be sufficient if evidenced by an Officer’s Certificate.

(e)    The Collateral Agent shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement or any other Note Document at the request or direction of any of the Secured Parties unless such Secured Parties shall have offered to the Collateral Agent reasonable security and indemnity reasonably satisfactory to the Collateral Agent against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.
(f)    The Collateral Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or documents, but the Collateral Agent, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Collateral Agent shall determine to make such further inquiry or investigation, it shall be entitled to examine during normal business hours and upon reasonable notice the books, records and premises of any Grantor, personally or by agent or attorney at the sole cost of the Grantors, and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.
(g)    The rights, privileges, protections and benefits given to the Collateral Agent, including, without limitation, its rights to be indemnified, are extended to, and shall be enforceable by, the Collateral Agent in each of its capacities hereunder, and to each agent, custodian and other Persons employed to act hereunder or under any Note Document.
(h)    The Collateral Agent may request that the Grantors deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Agreement or any other Note Document, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.
(i)    The permissive right of the Collateral Agent to take or refrain from taking any actions enumerated in this Agreement or any other Note Document shall not be construed as a duty.
(j)    In no event shall the Collateral Agent be responsible or liable for any special, indirect, punitive or consequential loss or similar damages (including but not limited to loss of profit), irrespective of whether the Collateral Agent has been advised of the likelihood of such loss or damage, and regardless of the form of action.
17.    Individual Rights of Collateral Agent. The Collateral Agent in its individual or any other capacity may become the owner or pledgee of Secured Obligations and may otherwise deal with any Grantor or any Affiliate of any Grantor with the same rights it would have if it were not Collateral Agent.
18.    Collateral Agent’s Disclaimer. The Collateral Agent shall not be responsible for and makes no representation as to the validity or adequacy of this Agreement or any other Note Document, or the existence, genuineness, value or protection of any Collateral (except for the safe custody of Collateral in its possession and the accounting for Trust Monies actually received by it in accordance with the terms hereof), the legality, effectiveness or sufficiency of any Note Document, or the creation, perfection, priority, sufficiency or protection of any Lien on any Collateral, and it shall not be responsible for any recital in this Agreement or any other Note Document.

19.    Replacement of Collateral Agent. A resignation or removal of the Collateral Agent and appointment of a successor Collateral Agent shall become effective only upon the successor Collateral Agent’s acceptance of appointment as provided in this Section 19. The Collateral Agent may resign in writing at any time by so notifying the Issuers. The Issuers may remove the Collateral Agent if:
(a)    the Collateral Agent is removed under the Indenture;
(b)    the Collateral Agent fails to comply with Section 21 hereof;
(c)    the Collateral Agent is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Collateral Agent under the Bankruptcy Code;
(d)    a custodian or public officer takes charge of the Collateral Agent or its property; or
(e)    the Collateral Agent becomes incapable of acting.
If the Collateral Agent resigns or is removed or if a vacancy exists in the office of Collateral Agent for any reason, the Issuers shall promptly appoint a successor Collateral Agent which complies with any eligibility requirements contained in the Indenture.
If a successor Collateral Agent does not take office within 30 days after the retiring Collateral Agent resigns or is removed, the retiring Collateral Agent, or the holders of at least 10% in principal amount of the then outstanding principal amount of the Secured Obligations may petition any court of competent jurisdiction for the appointment of a successor Collateral Agent, at the expense of the Grantors.
A successor Collateral Agent shall deliver a written acceptance of its appointment to the retiring Collateral Agent and to the Issuers. Thereupon, the resignation or removal of the retiring Collateral Agent shall become effective, and the successor Collateral Agent shall have all the rights, powers and the duties of the Collateral Agent under this Agreement and the other Note Documents. The successor Collateral Agent shall mail a notice of its succession to the Trustee under the Indenture. The retiring Collateral Agent shall promptly transfer all property held by it as Collateral Agent to the successor Collateral Agent.
20.    Successor Collateral Agent by Merger, Etc. If the Collateral Agent consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another Person, the successor Person without any further act shall be the successor Collateral Agent under this Agreement and the other Note Documents.
21.    Eligibility. There shall at all times be a Collateral Agent hereunder that (i) meets the requirements for being a trustee under the Indenture (prior to the discharge or defeasance of the Indenture) and (ii) following the discharge or defeasance of the Indenture, meets the requirements for being the Additional Pari Passu Agent under any then extant Permitted Additional Pari Passu Lien Agreement.
22.    Co-Collateral Agent; Separate Collateral Agent. At any time or times, for the purpose of meeting the legal requirements of any jurisdiction in which any of the Collateral may at the time be located, the Issuers and the Collateral Agent shall have power to appoint agents and sub-agents to the extent permitted under the Indenture and each Permitted Additional Pari Passu Lien Agreement.
23.    Release of Liability of Guarantor. In the event that all of the Equity Interests of one or more Guarantors are sold or otherwise disposed of or liquidated in compliance with the requirements of the Indenture and the proceeds of such sale, disposition or liquidation are applied as permitted or required by the terms of the Indenture, each such Guarantor (in its capacity as a Grantor hereunder) shall, upon consummation of such sale, disposition or liquidation, be released from this Agreement automatically and without further action and this Agreement shall, as to each such Guarantor, terminate and have no further force or effect (it being understood and agreed that the sale of one or more Persons that own, directly or indirectly, all of the Equity Interests of any Guarantor shall be deemed to be a sale of such Guarantor for purposes of this Section 23.
24.    Collection of Accounts, General Intangibles and Negotiable Collateral. At any time upon the occurrence and during the continuance of an Event of Default, Collateral Agent or Collateral Agent’s designee may, except with respect to any ABL Priority Collateral, (a) notify Account Debtors of any Grantor that the Accounts, General Intangibles, Chattel Paper or Negotiable Collateral of such Grantor have been assigned to Collateral Agent, for the benefit of the Secured Parties, or that Collateral Agent has a security interest therein, and (b) collect the Accounts, General Intangibles and Negotiable Collateral of any Grantor directly, and any collection costs and expenses shall constitute part of such Grantor’s Secured Obligations under the Note Documents.
25.    Disposition of Pledged Interests by Collateral Agent. None of the Pledged Interests existing as of the date of this Agreement are, and none of the Pledged Interests hereafter acquired on the date of acquisition thereof will be, registered or qualified under the various federal or state securities laws of the United States and disposition thereof after an Event of Default may be restricted to one or more private (instead of public) sales in view of the lack of such registration. Each Grantor understands that in connection with such disposition, Collateral Agent may approach only a restricted number of potential purchasers and further understands that a sale under such circumstances may yield a lower price for the Pledged Interests than if the Pledged Interests were registered and qualified pursuant to federal and state securities laws and sold on the open market. Each Grantor, therefore, agrees that: (a) if Collateral Agent shall, pursuant to the terms of this Agreement, sell or cause the Pledged Interests or any portion thereof to be sold at a private sale, Collateral Agent shall have the right to rely upon the advice and opinion of any nationally recognized brokerage or investment firm (but shall not be obligated to seek such advice and the failure to do so shall not be considered in determining the commercial reasonableness of such action) as to the best manner in which to offer the Pledged Interest or any portion thereof for sale and as to the best price reasonably obtainable at the private sale thereof; and (b) such reliance shall be conclusive evidence that Collateral Agent has handled the disposition in a commercially reasonable manner.
26.    Voting and Other Rights in Respect of Pledged Interests.
(a)    Upon the occurrence and during the continuation of an Event of Default, (i) Collateral Agent may, at its option, upon concurrent written notice to CBII, and in addition to all rights and remedies available to Collateral Agent under any other agreement, at law, in equity, or otherwise, exercise all voting rights, or any other ownership or consensual rights (including any dividend or distribution rights) in respect of the Pledged Interests owned by such Grantor, but under no circumstances is Collateral Agent obligated by the terms of this Agreement to exercise such rights, and (ii) if Collateral Agent duly exercises its right to vote any of such Pledged Interests, each Grantor hereby appoints Collateral Agent, such Grantor’s true and lawful ATTORNEY-IN-FACT and IRREVOCABLE PROXY to vote such Pledged Interests in any manner Collateral Agent deems advisable for or against all matters submitted or which may be submitted to a vote of shareholders, partners or members, as the case may be. The power-of-attorney and proxy granted hereby is coupled with an interest and shall be irrevocable until the Secured Obligations have been paid in full.
(b)    For so long as any Grantor shall have the right to vote the Pledged Interests owned by it, such Grantor covenants and agrees that it will not, without the prior written consent of Collateral Agent, vote or take any consensual action with respect to such Pledged Interests which would materially adversely affect the rights of Collateral Agent, the Noteholders, or the value of the Pledged Interests.
27.    Remedies. Upon the occurrence and during the continuance of an Event of Default:
(a)    Collateral Agent may, and, at the instruction of the Required Secured Parties under the terms of the Indenture (and, if applicable, other Note Documents), shall exercise in respect of the Collateral, in addition to other rights and remedies provided for herein, in the other Note Documents, or otherwise available to it, all the rights and remedies of a secured party on default under the Code or any other applicable law. Without limiting the generality of the foregoing, each Grantor expressly agrees that, in any such event, Collateral Agent without demand of performance or other demand, advertisement or notice of any kind (except a notice specified below of time and place of public or private sale) to or upon any Grantor or any other Person (all and each of which demands, advertisements and notices are hereby expressly waived to the maximum extent permitted by the Code or any other applicable law), may take immediate possession of all or any portion of the Collateral and (i) require Grantors to, and each Grantor hereby agrees that it will at its own expense and upon request of Collateral Agent forthwith, assemble all or part of the Collateral as directed by Collateral Agent and make it available to Collateral Agent at one or more locations where such Grantor regularly maintains Inventory, and (ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of Collateral Agent’s offices or elsewhere, for cash, on credit, and upon such other terms as Collateral Agent may deem commercially reasonable. Each Grantor agrees that, to the extent notification of sale shall be required by law, at least ten (10) days notification prior to the date of such sale by mail to the applicable Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification and specifically such notification shall constitute a reasonable “authenticated notification of disposition” within the meaning of Section 9-611 of the Code. Collateral Agent shall not be obligated to make any sale of Collateral regardless of notification of sale having been given. Collateral Agent may adjourn any public sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Grantor agrees that (A) the internet shall constitute a “place” for purposes of Section 9-610(b) of the Code and (B) to the extent notification of sale shall be required by law, notification by mail of the URL where a sale will occur and the time when a sale will commence at least ten (10) days prior to the sale shall constitute a reasonable notification for purposes of Section 9-611(b) of the Code. Each Grantor agrees that any sale of Collateral to a licensor pursuant to the terms of a license agreement between such licensor and a Grantor is sufficient to constitute a commercially reasonable sale (including as to method, terms, manner, and time) within the meaning of Section 9-610 of the Code.
(b)    Collateral Agent is hereby granted a license or other right to use, without liability for royalties or any other charge, each Grantor’s Intellectual Property, including but not limited to, any labels, Patents, Trademarks, trade names, URLs, domain names, industrial designs, Copyrights, and advertising matter, whether owned by any Grantor or with respect to which any Grantor has rights under license, sublicense, or other agreements (including any Intellectual Property License), as it pertains to the Collateral, in preparing for sale, advertising for sale and selling any Collateral, and each Grantor’s rights under all licenses and all franchise agreements shall inure to the benefit of Collateral Agent.
(c)    Collateral Agent may, in addition to other rights and remedies provided for herein, in the other Note Documents, or otherwise available to it under applicable law and without the requirement of notice to or upon any Grantor or any other Person (which notice is hereby expressly waived to the maximum extent permitted by the Code or any other applicable law), (i) with respect to any Grantor’s Deposit Accounts in which Collateral Agent’s Liens are perfected by control under Section 9-104 of the Code, instruct the bank maintaining such Deposit Account for the applicable Grantor to pay the balance of such Deposit Account to or for the benefit of Collateral Agent, and (ii) with respect to any Grantor’s Securities Accounts in which Collateral Agent’s Liens are perfected by control under Section 9-106 of the Code, instruct the securities intermediary maintaining such Securities Account for the applicable Grantor to (A) transfer any cash in such Securities Account to or for the benefit of Collateral Agent, or (B) liquidate any financial assets in such Securities Account that are customarily sold on a recognized market and transfer the cash proceeds thereof to or for the benefit of Collateral Agent.
(d)    Any cash held by Collateral Agent as Collateral and all cash proceeds received by Collateral Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be applied against the Secured Obligations in the order set forth in the Indenture. In the event the proceeds of Collateral are insufficient to satisfy all of the Secured Obligations in full, each Grantor shall remain jointly and severally liable for any such deficiency.
(e)    Each Grantor hereby acknowledges that the Secured Obligations arise out of a commercial transaction, and agrees that if an Event of Default shall occur and be continuing Collateral Agent shall have the right to an immediate writ of possession without notice of a hearing. If an Event of Default shall occur and be continuing, Collateral Agent shall have the right to the appointment of a receiver for the properties and assets of each Grantor, and each Grantor hereby consents to such rights and such appointment and hereby waives any objection such Grantor may have thereto or the right to have a bond or other security posted by Collateral Agent.
28.    Remedies Cumulative. Each right, power, and remedy of Collateral Agent, or any Secured Party as provided for in this Agreement or the other Note Documents now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power, or remedy provided for in this Agreement and the other Note Documents now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by Collateral Agent or any Secured Party of any one or more of such rights, powers, or remedies shall not preclude the simultaneous or later exercise by Collateral Agent or such Secured Party of any or all such other rights, powers, or remedies.

29.    Marshaling. Collateral Agent shall not be required to marshal any present or future collateral security (including but not limited to the Collateral) for, or other assurances of payment of, the Secured Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of its rights and remedies hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights and remedies, however existing or arising. To the extent that it lawfully may, each Grantor hereby agrees that it will not invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of Collateral Agent’s rights and remedies under this Agreement or under any other instrument creating or evidencing any of the Secured Obligations or under which any of the Secured Obligations is outstanding or by which any of the Secured Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, each Grantor hereby irrevocably waives the benefits of all such laws.
30.    Indemnity and Expenses.
(a)    Each Grantor agrees to indemnify Collateral Agent and the other Secured Parties from and against all claims, lawsuits and liabilities (including reasonable attorneys’ fees, costs and expenses) growing out of or resulting from this Agreement (including enforcement of this Agreement) or any other Note Document to which such Grantor is a party, except claims, losses or liabilities resulting from the gross negligence or willful misconduct of the party seeking indemnification as determined by a final non-appealable order of a court of competent jurisdiction. This provision shall survive the termination of this Agreement, the Indenture and the other Note Documents, the repayment of the Secured Obligations, and the removal or resignation of the Collateral Agent.
(b)    Grantors, jointly and severally, shall, upon demand, pay to Collateral Agent (or Collateral Agent, may charge to the Collateral Account (as defined in the Indenture)) all the costs, fees and expenses which Collateral Agent may incur in connection with (i) the administration of this Agreement and the other Security Documents, (ii) the custody, preservation, use or operation of, or, upon an Event of Default, the sale of, collection from, or other realization upon, any of the Collateral in accordance with this Agreement and the other Note Documents, (iii) the exercise or enforcement of any of the rights of Collateral Agent hereunder or (iv) the failure by any Grantor to perform or observe any of the provisions hereof.
31.    Merger, Amendments; Etc. THIS AGREEMENT, TOGETHER WITH THE OTHER NOTE DOCUMENTS, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN AGREEMENTS BETWEEN THE PARTIES. No waiver of any provision of this Agreement, and no consent to any departure by any Grantor herefrom, shall in any event be effective unless the same shall be in writing and signed by Collateral Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No amendment of any provision of this Agreement shall be effective unless the same shall be in writing and signed by Collateral Agent and each Grantor to which such amendment applies.
32.    Addresses for Notices. All notices and other communications provided for hereunder shall be given in the form and manner and delivered to Collateral Agent at its address specified in the Indenture, and to any of the Grantors at their respective addresses specified in the Indenture or, as to any party, at such other address as shall be designated by such party in a written notice to the other party.
33.    Continuing Security Interest: Assignments.
(a)    This Agreement shall create a continuing security interest in the Collateral (other than any Mortgaged Property) and shall (i) remain in full force and effect until the Security Interest is permitted to be terminated in full with respect to all Secured Obligations under the Note Documents and with respect to Permitted Additional Pari Passu Obligations under each applicable Permitted Additional Pari Passu Lien Agreement (the “Discharge of Obligations”), (ii) be binding upon each of the Grantors, and their respective successors and assigns, and (iii) inure to the benefit of, and be enforceable by, Collateral Agent, and its successors, transferees and assigns. Upon the Discharge of Obligations, the Security Interest granted hereby shall terminate and all rights to the Collateral shall revert to Grantors or any other Person entitled thereto. No transfer, renewal, extension or assignment of this Agreement, any other Note Document or any Permitted Additional Pari Passu Lien Agreement, or any other instrument or document executed and delivered by any Grantor to Collateral Agent, nor the taking of further security, nor the retaking of the Collateral by Collateral Agent, nor any other act of any Secured Party shall release any of Grantors from any obligation under this Agreement or any other Note Document. The Collateral Agent shall not by any act, delay, omission or otherwise, be deemed to have waived any of its rights or remedies hereunder, unless such waiver is in writing and signed by Collateral Agent and then only to the extent therein set forth. A waiver by Collateral Agent of any right or remedy on any occasion shall not be construed as a bar to the exercise of any such right or remedy which Collateral Agent would otherwise have had on any other occasion. In addition, the Security Interests granted hereunder and the Liens granted under any of the other Note Documents shall terminate and be released, in whole or in part, (i) as to the Secured Obligations, as provided in the Indenture and (ii) as to the Permitted Additional Pari Passu Obligations under any Permitted Additional Pari Passu Lien Agreement, as provided in such Permitted Additional Pari Passu Lien Agreement. Collateral shall be released from the Security Interest under this Agreement and the Lien under any of the other Security Documents as provided in (i) the Indenture with respect to Liens securing the Secured Obligations and (ii) each Permitted Additional Pari Passu Lien Agreement relating to Permitted Additional Pari Passu Obligations with respect to Liens securing such Permitted Additional Pari Passu Obligations. The Grantors may file appropriate termination statements, mortgage releases satisfactions and re-conveyances, and other filings to terminate or evidence the termination of the Security Interests in and Liens on any assets that have been released from the Security Interest under this Agreement and the Liens under any other Note Documents in accordance with this Section 33 and, at the Grantors’ expense, the Collateral Agent shall return all Collateral in its possession to the Grantors and shall execute any termination, amendment, mortgage release, satisfaction or re-conveyance, required or desirable to terminate or evidence the termination of the Security Interest in or Lien on any property or assets released from the Security Interest under this Agreement or any Lien released under any other Note Document.
(b)    Each Grantor agrees that, if any payment made by any Grantor or other Person and applied to the Secured Obligations is at any time annulled, avoided, set, aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the proceeds of any Collateral are required to be returned by Collateral Agent or any other Secured Party to such Grantor, its estate, trustee, receiver or any other party, including any Grantor, under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, any Lien or other Collateral securing such liability shall be and remain in full force and effect, as fully as if such payment had never been made. If, prior to any of the foregoing, any Lien or other Collateral securing such Grantor’s liability hereunder shall have been released or terminated by virtue of the foregoing clause (a), such Lien, other Collateral or provision shall be reinstated in full force and effect and such prior release, termination, cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of any such Grantor in respect of any Lien or other Collateral securing such obligation or the amount of such payment.
34.    Survival. All representations and warranties made by the Grantors in this Agreement and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the issuance of the Notes, regardless of any investigation made by any such other party or on its behalf and notwithstanding that Collateral Agent or any Noteholder may have had notice or knowledge of any Default or Event of Default or incorrect representation or warranty as of the Issue Date, and shall continue in full force and effect as long as the principal of or any accrued interest on any Notes or any fee or any other amount payable under the Indenture is outstanding and unpaid.
35.    CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER; JUDICIAL REFERENCE PROVISION.
(a)    THE VALIDITY OF THIS AGREEMENT, THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF, THE RIGHTS OF THE PARTIES HERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR RELATED HERETO, AND ANY CLAIMS, CONTROVERSIES OR DISPUTES ARISING HEREUNDER OR RELATED HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
(b)    THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK; PROVIDED, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT COLLATERAL AGENT’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE COLLATERAL AGENT ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. EACH GRANTOR AND COLLATERAL AGENT WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 35(b).
(c)    TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, EACH GRANTOR AND COLLATERAL AGENT HEREBY WAIVE THEIR RESPECTIVE RIGHTS, IF ANY, TO A JURY TRIAL OF ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION DIRECTLY OR INDIRECTLY BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS (EACH A “CLAIM”). EACH GRANTOR AND

COLLATERAL AGENT REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.
(d)    EACH GRANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK AND THE STATE OF NEW YORK, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT COLLATERAL AGENT MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AGAINST ANY GRANTOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
(e)    NO CLAIM MAY BE MADE BY ANY GRANTOR AGAINST THE COLLATERAL AGENT, ANY NOTEHOLDER, ANY ADDITIONAL PARI PASSU AGENT, ANY OTHER SECURED PARTY OR ANY AFFILIATE, DIRECTOR, OFFICER, EMPLOYEE, COUNSEL, REPRESENTATIVE, COLLATERAL AGENT, OR ATTORNEY-IN-FACT OF ANY OF THEM FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL, OR PUNITIVE DAMAGES IN RESPECT OF ANY CLAIM FOR BREACH OF CONTRACT OR ANY OTHER THEORY OF LIABILITY ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, OR ANY ACT, OMISSION, OR EVENT OCCURRING IN CONNECTION HEREWITH, AND EACH GRANTOR HEREBY WAIVES, RELEASES, AND AGREES NOT TO SUE UPON ANY CLAIM FOR SUCH DAMAGES, WHETHER OR NOT ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR.
36.    New Subsidiaries. Pursuant to Section 4.08 of the Indenture, certain Subsidiaries (whether by acquisition or creation) of any Grantor are required to enter into this Agreement by executing and delivering in favor of Collateral Agent a Joinder to this Agreement in substantially the form of Annex 1 hereto. Upon the execution and delivery of such a joinder by any such new Subsidiary, such Subsidiary shall become a Guarantor and a Grantor hereunder with the same force and effect as if originally named as a Guarantor and a Grantor herein. The execution and delivery of any instrument adding an additional Guarantor or a Grantor as a party to this Agreement shall not require the consent of any Guarantor or Grantor hereunder. The rights and obligations of each Guarantor and Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor or Grantor hereunder.
37.    Collateral Agent. Each reference herein to any right granted to, benefit conferred upon or power exercisable by the “Collateral Agent” shall be a reference to Collateral Agent, for the benefit of the Noteholders and the other Secured Parties (other than the Collateral Agent).

38.    Miscellaneous.
(a)    This Agreement is a Note Document under, and as defined in, the Indenture. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. The foregoing shall apply to each other Note Document mutatis mutandis.
(b)    Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.
(c)    Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each Section applies equally to this entire Agreement.
(d)    Neither this Agreement nor any uncertainty or ambiguity herein shall be construed against any Noteholder or other Secured Party, or any Grantor, whether under any rule of construction or otherwise. This Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.
39.    Permitted Additional Pari Passu Lien Obligations. On or after the Issue Date, the Grantors may from time to time designate additional obligations as Permitted Additional Pari Passu Obligations by delivering to the Collateral Agent, the Trustee and each Additional Pari Passu Agent (a) an Officer’s Certificate (i) identifying the obligations so designated and the aggregate principal amount or face amount thereof, stating that such obligations are designated as “Permitted Additional Pari Passu Obligations” for purposes hereof, (ii) representing that such designation complies with the terms of the Indenture and each then extant Permitted Additional Pari Passu Lien Agreement, and (iii) specifying the name and address of the Additional Pari Passu Agent for such obligations (if other than the Trustee); (b) except in the case of Additional Notes, a fully executed Additional Pari Passu Joinder Agreement (in the form attached as Exhibit E); and (c) an Opinion of Counsel to the effect that the designation of such obligations as “Permitted Additional Pari Passu Obligations” does not violate the terms of the Indenture or any then extant Permitted Additional Pari Passu Lien Agreement (upon which the Collateral Agent may conclusively and exclusively rely) subject to the qualifications specified therein.
40.    Incorporation by Reference. In connection with its execution and acting hereunder, the Collateral Agent is entitled to all rights, privileges, benefits, protections, immunities and indemnities provided to it under the Indenture. By accepting the benefits of this Agreement and the other Note Documents, each Secured Party agrees that it is bound by (i) the terms of the Intercreditor Agreement applicable to such Secured Party and (ii) the provisions of EXHIBIT E hereto.
41.    Certain Directions. The Collateral Agent shall comply with any direction to enter into amendments to the Intercreditor Agreement or an additional intercreditor agreement with the agent for the holders of any ABL Obligations given to it by (A) the Trustee pursuant to Section 10.01 of the Indenture or (B) any Additional Pari Passu Agent pursuant to any similar provision of a Permitted Additional Pari Passu Lien Agreement, provided in the case of clause (A) and (B) that such direction is not inconsistent with this Agreement or the Indenture.
42.    Intercreditor Agreement.
(a)    Notwithstanding anything herein to the contrary, in the event of any conflict between any provision in this Agreement and any provision in the Intercreditor Agreement, such provision in the Intercreditor Agreement shall control.
(b)    Without limiting the generality of the foregoing, and notwithstanding anything herein to the contrary, any obligation of any Grantor hereunder with respect to the delivery of any Collateral that constitutes ABL Priority Collateral (as defined in the Intercreditor Agreement) shall be deemed to be satisfied if such Grantor delivers such ABL Priority Collateral to the ABL Agent in accordance with the requirements of the corresponding provision of the applicable ABL Security Document (as defined in the Intercreditor Agreement). Any representation, warranty, covenant or other obligation of any Grantor hereunder to create a “first priority” security interest in any Collateral that constitutes ABL Priority Collateral shall be first priority other than any Lien in favor of the ABL Agent.
[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the undersigned parties hereto have caused this Security Agreement to be executed and delivered as of the day and year first above written.

GRANTORS:	CHIQUITA BRANDS INTERNATIONAL, INC., a New Jersey corporation By: /s/ Brian W. Kocher Name: Brian W. Kocher Title: Senior Vice President and Chief Financial Officer

CHIQUITA BRANDS L.L.C., a Delaware limited liability company By: /s/ Brian W. Kocher Name: Brian W. Kocher Title: Senior Vice President and Chief Financial Officer

CHIQUITA FRESH NORTH AMERICA L.L.C., a Delaware limited liability company

By: /s/ Brian W. Kocher
Name: Brian W. Kocher
Title: Senior Vice President and Chief Financial Officer of Chiquita Brands International, Inc. and Chiquita Brands L.L.C. (a Parent Authorized Officer)

FRESH INTERNATIONAL CORP., a Delaware corporation

By: /s/ Brian W. Kocher
Name: Brian W. Kocher
Title: Senior Vice President and Chief Financial Officer of Chiquita Brands International, Inc. and Chiquita Brands L.L.C. (a Parent Authorized Officer)

FRESH EXPRESS INCORPORATED, a Delaware corporation

By: /s/ Brian W. Kocher
Name: Brian W. Kocher
Title: Senior Vice President and Chief Financial Officer of Chiquita Brands International, Inc. and Chiquita Brands L.L.C. (a Parent Authorized Officer)

TRANSFRESH CORPORATION, a Delaware corporation

By: /s/ Brian W. Kocher
Name: Brian W. Kocher
Title: Senior Vice President and Chief Financial Officer of Chiquita Brands International, Inc. and Chiquita Brands L.L.C. (a Parent Authorized Officer)

B C SYSTEMS, INC., a Delaware corporation

By: /s/ Brian W. Kocher
Name: Brian W. Kocher
Title: Senior Vice President and Chief Financial Officer of Chiquita Brands International, Inc. and Chiquita Brands L.L.C. (a Parent Authorized Officer)

VERDELLI FARMS INC., a Pennsylvania corporation

By: /s/ Brian W. Kocher
Name: Brian W. Kocher
Title: Senior Vice President and Chief Financial Officer of Chiquita Brands International, Inc. and Chiquita Brands L.L.C. (a Parent Authorized Officer)

CB CONTAINERS, INC., a Delaware corporation

By: /s/ Brian W. Kocher
Name: Brian W. Kocher
Title: Senior Vice President and Chief Financial Officer of Chiquita Brands International, Inc. and Chiquita Brands L.L.C. (a Parent Authorized Officer)

V.F. TRANSPORTATION, LLC, a Pennsylvania limited liability company

By: /s/ Brian W. Kocher
Name: Brian W. Kocher
Title: Senior Vice President and Chief Financial Officer of Chiquita Brands International, Inc. and Chiquita Brands L.L.C. (a Parent Authorized Officer)

Signature Page to Security Agreement

COLLATERAL AGENT:	WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association By: /s/ Yana Kislenko Name: Yana Kislenko Title: Vice President

Signature Page to Security Agreement